Exhibit 4.3

MONDELĒZ GLOBAL LLC THRIFT PLAN

(Effective as of September 1, 2012)

CERTIFICATE OF ADOPTION

By virtue of the authority reserved to the Management Committee for Employee Benefits (the “MCEB”), and pursuant to the authority delegated to the undersigned by MCEB, the Mondelēz Global LLC Thrift Plan (the “Plan”) is hereby adopted, effective as of September 1, 2012, in the form set forth herein.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Adoption of the Plan this 27th day of August, 2012.

By:	/s/ Jill K. Youman
Its:	Vice President Human Resources, Benefits Kraft Foods Group, Inc.

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4.3.	Total Before-Tax and After-Tax Contributions	11

4.4.	Payment of Before-Tax and After-Tax Contributions	11

4.5.	Modification, Discontinuance and Resumption of Before-Tax or After-Tax Contributions	11

4.6.	Rollover Contributions	12

4.7.	Eligible Compensation	12

4.8.	Limitation on Compensation Taken Into Account For Any Plan Year	13

SECTION 5 Matching Contributions, Qualified Matching Contributions and Mondelēz Global Basic Contributions		13

5.1.	Matching Contributions	13

5.2.	Qualified Matching Contributions	14

5.3.	Mondelēz Global Basic Contributions	14

5.4.	Limitations on Amount of Employer Contributions	14

5.5.	Payment of Employer Contributions	14

SECTION 6 Investment of the Trust Fund		14

6.1.	Investment Funds and Loan Account	14

6.2.	Loan Account and Investment Fund Accounting	17

6.3.	Investment Fund Elections	17

6.4.	Transfers Between Investment Funds	17

6.5.	Automatic Transfers to the ESOP Fund	18

6.6.	Independent Investment Advice	18

6.7.	Additional Provisions Applicable to Certain Investment Funds	19

SECTION 7 Investment Committee		20

7.1.	Investment Committee Membership and Authority	20

7.2.	Allocation and Delegation of Investment Committee Responsibilities and Powers	22

7.3.	Exercise of Investment Committee’s Duties	22

7.4.	Remuneration and Expenses	22

7.5.	Indemnification of the Investment Committee	22

7.6.	Resignation or Removal of Investment Committee Member	22

7.7.	Appointment of Successor Investment Committee Member	23

7.8.	ERISA Section 404(c)	23

7.9.	Voting Tender and Similar Rights with Respect to Altria Group Stock Fund, Philip Morris International Stock Fund and KFGI Stock Fund	23

SECTION 8 Plan Accounting		24

8.1.	Participants’ Accounts	24

8.2.	Allocation of Fund Earnings and Changes in Value	25

8.3.	Allocation and Crediting of Contributions	26

8.4.	Correction of Error	26

8.5.	Statement of Plan Interest	26

8.6.	Provisions Relating to Spin-off of KFGI By Kraft Foods	26

SECTION 9 Limitations on Compensation, Contributions and Allocations		27

9.1.	Reduction of Contribution Rates	27

9.2.	Compensation for Limitation/Testing Purposes	27

9.3.	Limitations on Annual Additions	28

9.4.	Annual Dollar Limit on Before-tax Contributions	29

9.5.	Satisfaction of Code Section 401(k)(3)	30

9.6.	Satisfaction of Code Section 401(m)(2)	30

9.7.	Correction Under Section 401(m) Test	30

9.8.	Forfeiture of Matching Contributions	31

9.9.	Highly Compensated	31

9.10.	Separate Testing of Early Eligible Group	32

SECTION 10 Vesting Service, Vesting and Termination Dates		32

10.1.	Determination of Vesting Service and Vested Interest	32

10.2.	Accelerated Vesting	33

10.3.	Termination Date	33

10.4.	Distribution of Before-Tax Account Only Upon Severance From Employment	33

SECTION 11 Loans and Withdrawals of Contributions While Employed		34

11.1.	Loans to Participants	34

11.2.	Withdrawals During Employment	37

11.3.	Determination of Hardship	37

11.4.	Withdrawals From General Foods Account Balances During Employment	38

11.5.	Withdrawals of Dividends During and After Employment	39

11.6.	Form of Withdrawals	39

11.7.	Loans During Employment Pursuant to Midwestern Disaster Relief Legislation	39

SECTION 12 Distributions		40

12.1.	Distributions to Participants After Termination of Employment	40

12.2.	Distributions to Beneficiaries	42

12.3.	Forfeitures and Restorations of Non-Vested Contributions	43

12.4.	Limits on Commencement and Duration of Distributions	44

12.5.	Beneficiary Designations	45

12.6.	Form of Payment	46

12.7.	Facility of Payment	46

12.8.	Interests Not Transferable	46

12.9.	Absence of Guaranty	47

12.10.	Missing Participants or Beneficiaries	47

12.11.	Direct Rollover Option	47

12.12.	Distributions on Account of Permanent and Total Disability	48

12.13.	Contributions Credited to Qualified Nonelective Contribution Account After Distribution Date	48

SECTION 13 No Reversion to Employers		49

SECTION 14 Administration		49

14.1.	Administrative Committee Membership and Authority	49

14.2.	Allocation and Delegation of Administrative Committee Responsibilities and Powers	50

14.3.	Uniform Rules	50

14.4.	Information to be Furnished to Administrative Committee	50

14.5.	Administrative Committee’s Decision Final	51

14.6.	Exercise of Committees’ Duties	51

14.7.	Remuneration and Expenses	51

14.8.	Indemnification of the Committees	51

14.9.	Resignation or Removal of Administrative Committee Member	52

14.10.	Appointment of Successor Administrative Committee Members	52

14.11.	Administrative Committee Discretion	52

SECTION 15 Amendment and Termination		52

15.1.	Amendment	52

15.2.	Termination	52

15.3.	Merger and Consolidation of the Plan, Transfer of Plan Assets	53

15.4.	Distribution on Termination and Partial Termination	53

15.5.	Notice of Amendment, Termination or Partial Termination	53

SECTION 16 Change of Control Provisions		53

16.1.	Application	53

16.2.	Definition of Change of Control	53

16.3.	Definition of Affiliate	54

16.4.	Vesting upon Involuntary Termination	54

16.5.	Construction	54

SUPPLEMENT A	Top Heavy Provisions	A-1

SUPPLEMENT B	Special Benefit Schedule for Former Participants in the H.F. Behrhorst & Son, Inc. Employees Profit Sharing Plan	B-1

SUPPLEMENT C	Special Benefit Schedule for Former Participants in the Profit Sharing Plan for Mueller Foodservice Corp.	C-1

SUPPLEMENT D	Special Benefit Schedule for Former Participants in the Tombstone Pizza Corporation Profit Sharing Plan	D-1

SUPPLEMENT E	Special Benefit Schedule for Former Participants in the Churny Company, Inc. Profit Sharing Plan	E-1

SUPPLEMENT F	Special Benefit Schedule Applicable to Employees of the California Vegetable Concentrates Division	F-1

SUPPLEMENT G	Special Benefit Schedule for Former Participants in the Lender’s Bagel Bakery, Inc. Profit Sharing Plan	G-1

SUPPLEMENT H	Special Benefit Schedule for Former Participants in the Capri Sun, Inc. Retirement Savings Plan	H-1

SUPPLEMENT I	Special Benefit Schedule for Former Participants in the Jack’s Frozen Pizza, Inc. 401(k) Profit-Sharing Plan	I-1

SUPPLEMENT J	Special Benefit Schedule for Former Participants in the Salary Reduction and Voluntary Investment Plan for Salaried Employees of Oscar Mayer Foods Corporation	J-1

SUPPLEMENT K	Special Benefit Schedule For Former Participants in the RJR Nabisco Capital Investment Plan	K-1

SUPPLEMENT L	Special Benefit Schedule for Former Participants in the Entenmann’s, Inc. Employee Savings Plan	L-1

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SUPPLEMENT M	Special Benefit Schedule for Former Participants in the Freihofer Savings and Profit Sharing Plan	M-1

SUPPLEMENT N	Special Benefit Schedule for Former Participants in the Balance Bar Company 401(k) Plan	N-1

SUPPLEMENT O	Special Benefit Schedule for Former Participants in the Long Term Savings Plan for Hourly Employees	O-1

SUPPLEMENT P	ESOP Fund Provisions	P-1

SUPPLEMENT Q	Nabisco Participants	Q-1

SUPPLEMENT R	Minimum Distribution Requirements After 2001	R-1

SUPPLEMENT S	Special Benefit Schedule for Former Participants in the Veryfine Products, Inc. Retirement Savings Plan	S-1

INDEX OF DEFINED TERMS

Defined Term	Section

Access System	1.9
Accounting Date	1.5
Accounts	8.1
ACP Test	9.6
Acquired Securities	6.7
Administrative Committee	1.3
Affiliate	16.3
After-Tax Account	8.1(c)
After-Tax Contributions	4.2
Altria	6.1(b)
Altria Group Common Stock	6.1(b)
Altria Group Stock Fund	6.1(b)
Annual Additions	9.3(b)
Applicable Disaster Date	11.7(c)(ii)
Before-Tax Account	8.1(b)
Before-Tax Contribution	4.1
Beneficiary	12.5
Change of Control	16.2
Code	1.1
Committees	1.3
Company	1.1
Compensation	9.2
Computation Period	3.1(b)
Default Contribution Election	2.6(a)
Distribution Date	12.1(c)
Effective Date	1.1
Effective Time	1.1
Eligible Compensation	4.7
Employer	1.2
Employer Common Stock	6.1
ERISA	1.3
ESOP Fund	1.3
Excess Aggregate Contributions	9.7(b)
Ex-dividend Date	6.5(b)
Executive Vice President, Chief Financial Officer	7.1
Executive Vice President, Human Resources	14.1
Former Cadbury Employees	1.1
Fund	1.3
GF Plans	11.4
Hardship	11.3
Highly Compensated	9.9
Hour of Service	3.2
Investment Committee	1.3

Investment Funds	6.1
Investment Manager	6.1
IRA Account	8.1(g)
KFGI	1.1
KFGI Common Stock	6.1(d)
KFGI Stock Fund	6.1(d)
Kraft Foods	1.1
Kraft Foods Common Stock	6.1(a)
Kraft Foods Stock Fund	6.1(a)
Kraft Plan	1.1
Leased Employee	2.5
Loan Account	6.1
Matching Account	8.1(a)
Matching Contribution	5.1
Maternity or Paternity Absence	3.3
MCEB	1.2
Mondelēz Global Basic Contribution	5.3
Mondelēz Global Basic Contribution Account	8.1(e)
Mondelēz International Common Stock	6.1(a)
Mondelēz International Stock Fund	6.1(a)
New Thrift Participant	4.1(c)
One Year Break in Service	3.3
Parent	16.2(a)
Participant	2.1
permanently and totally disabled	10.2
Philip Morris International Stock Fund	6.1(c)
Plan	1.1
Plan Year	1.4
PMI	6.1(c)
PMI Common Stock	6.1(c)
Profit Sharing Fund	1.3
Qualified Matching Account	8.1(d)
Qualified Matching Contribution	5.2
Qualified Nonelective Contribution Account	8.1(h)
Qualified Storm Damage Individual	11.7(c)(i)
QVEC Account	8.1(g)
Related Company	1.2
Required Beginning Date	12.4(c)
Rollover Account	8.1(f)
Rollover Contribution	4.6
Section 415 Affiliate	9.3
severance from employment	10.4
Specified Common Stock	6.7(a)
Spin Date	1.1
spouse	12.5(b)
Subparts	6.1(a)

Termination Date	10.3
Transferred Mondelēz Global Employees	1.1
Trust	1.3
Trust Agreement	1.3
Trustee	1.3
Years of Service	3.1, 10.1

MONDELĒZ GLOBAL LLC THRIFT PLAN

(Effective as of September 1, 2012)

SECTION 1

General

1.1. History, Purpose and Effective Date. Kraft Foods Inc. (“Kraft Foods”) intends to distribute to its shareholders its entire interest in its subsidiary, Kraft Foods Global, Inc. (“KFGI”). On the effective date of this distribution (the “Spin Date”), Kraft Foods will change its name to Mondelēz International, Inc. (“Mondelēz International”). The distribution will be effective at 5:00 p.m. Eastern time on the Spin Date (the “Effective Time”). Effective as of September 1, 2012 (the “Effective Date”), KFGI hereby establishes the Mondelēz Global LLC Thrift Plan (the “Plan”) for the benefit of participants in the Kraft Foods Group, Inc. Thrift Plan (the “Kraft Plan”) who (1) will become employed by Mondelēz International’s subsidiary, Mondelēz Global LLC (“Mondelēz Global”), or a Related Company as of the close of business on the Spin Date (including any employee whose employment transfers from KFGI or an affiliate of KFGI to Mondelēz Global or a Related Company within 90 days after the Spin Date pursuant to that certain Employee Matters Agreement between Kraft Foods and KFGI) (“Transferred Mondelēz Global Employees”), or (2) were employed by Cadbury Limited or an affiliate of Cadbury Limited prior to the acquisition by Kraft Foods of the outstanding ordinary shares of Cadbury Limited and will have terminated employment with Kraft Foods and all Related Companies (or the predecessors thereof, including Cadbury Limited and its affiliates) prior to the close of business on the Spin Date (“Former Cadbury Employees”). As of the close of business on the Accounting Date immediately prior to the Spin Date, the Account balances with respect to such Transferred Mondelēz Global Employees and Former Cadbury Employees will be spun off from the Kraft Plan and transferred to the Plan, as determined in accordance with and subject to the requirements of sections 401(a)(12) and 414(l) of the Code. Effective as of the Spin Date, Mondelēz Global will replace KFGI as sponsor of the Plan. The term “Company” shall refer to KFGI prior to the Spin Date and to Mondelēz Global on and after the Spin Date. The Plan is qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and includes a cash or deferred arrangement qualified under section 401(k) of the Code. The Plan is comprised of two portions: one portion consists of a profit sharing plan (including a cash or deferred arrangement) intended to meet the requirements of sections 401(a) and 401(k) of the Code; the other portion consists of a stock bonus plan that is an employee stock ownership plan intended to meet the requirements of sections 401(a) and 4975(e)(7) of the Code.

1.2. Related Companies and Employers. The term “Related Company” means any corporation or trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code. The Company and each Related Company which adopts the Plan with the consent of the Management Committee for Employee Benefits (“MCEB”) of the Company are referred to below collectively as the “Employers” and individually as an “Employer.”

1.3. Plan Administration, Trust and Fiduciary Responsibility. The authority to control and manage the non-investment operations of the Plan is vested in an Administrative Committee (the “Administrative Committee”) of the Company, as more fully described in subsection 14.1. Except as otherwise expressly provided herein, the Administrative Committee shall have the rights, duties and obligations of an “administrator” as that term is defined in section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and of a “plan administrator” as that term is defined in section 414(g) of the Code. The authority to control and manage the investment operations of the Plan is vested in the Benefits Investment Committee (the “Investment Committee”) of the Company, as more fully described in Section 7. The Administrative Committee and the Investment Committee are collectively referred to as the “Committees.” The Committees shall be “named fiduciaries,” as described in section 402 of ERISA, with respect to their authority under the Plan. All assets of the Plan will be held, managed and controlled by one or more trustees (the “Trustee”) acting under a “Trust” established pursuant to a “Trust Agreement” which forms a part of the Plan. As of the close of business on the Accounting Date immediately prior to the Spin Date, the assets of the Plan will be held under the Mondelēz Global LLC Master Defined Contribution Trust established pursuant to the Savings Plan Master Trust Agreement between the Company, the Investment Committee and State Street Bank and Trust Company, Trustee. The Trust fund established under the Trust Agreement (the “Fund”) is comprised of the “Profit Sharing Fund” and the “ESOP Fund.” The Profit Sharing Fund consists of all the Investment Funds described in subsection 6.1 of the Plan, except the Subpart of the Mondelēz International Stock Fund (as described in subsection 6.1) which is designated as the ESOP Fund. The ESOP Fund consists of the Subpart of the Mondelēz International Stock Fund which is designated as the ESOP Fund. No contributions to the Plan of any kind shall be made to the ESOP Fund; provided, however, that intraplan transfers to the ESOP Fund shall be made in accordance with the provisions of subsection 6.5. The Mondelēz International Stock Fund described in subsection 6.1(a) of the Plan (including the Subpart thereof designated as the ESOP Fund) is designed to invest solely in qualifying employer securities (within the meaning of section 409(l) and 4975(e)(8) of the Code), except for cash reserves for the purposes set forth in subsection 6.1. For this purpose, the term “qualifying employer securities” means common stock of the Employer or a Related Company which is readily tradeable on an established securities market.

1.4. Plan Year. The term “Plan Year” means (i) the period beginning on the Effective Date and ending on December 31, 2012, and (ii) each subsequent twelve-consecutive-month period beginning on each January 1 and ending on the following December 31.

1.5. Accounting Dates. The term “Accounting Date” means each business day as determined by the Administrative Committee in its sole discretion.

1.6. Applicable Laws. The Plan shall be construed and administered in accordance with the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

1.7. Gender and Number. Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

1.8. Notices. Any notice or document required to be filed with a Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the applicable Committee (or its delegate), in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

1.9. Form of Election and Signature. Unless otherwise specified herein, any election or consent permitted or required to be made or given by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be made in writing or shall be given by means of such interactive telephone system or Internet connection as the Administrative Committee may designate from time to time as the vehicle(s) for executing regular transactions under the Plan (referred to generally herein as the “Access System”). Each Participant shall have a password for purposes of executing transactions through the Access System, and entry by a Participant of his password shall constitute his valid signature for purposes of any transaction the Administrative Committee determines should be executed by means of the Access System, including but not limited to enrolling in the Plan, electing contribution rates, making investment choices, executing loan documents, and consenting to a withdrawal or distribution. Any election made through the Access System shall be considered submitted to the Administrative Committee on the date it is electronically transmitted.

1.10. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

1.11. Action by Employers. Any action required or permitted to be taken by any Employer which is a corporation shall be by resolution of its Board of Directors or a duly authorized committee thereof, or by a duly authorized officer of the Employer. Any action required or permitted to be taken by any Employer which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

1.12. Plan Supplements. The provisions of the Plan as applied to any Employer or any group of employees of any Employer may be modified or supplemented from time to time by the Company or MCEB by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement’s effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.

1.13. Defined Terms. Terms used frequently with the same meaning are defined throughout the Plan in boldface. The Index of Defined Terms contains an alphabetical listing of all such terms and the subsections in which they are defined.

1.14. Compliance With USERRA. Notwithstanding any provisions of the Plan to the contrary, contributions and benefits with respect to qualified military service will be provided in accordance with section 414(u) of the Code. In addition to any contributions and benefits provided with respect qualified military service under the preceding sentence of this subsection 1.14, the surviving spouse or other Beneficiaries of a Participant who dies while performing qualified military service (as defined in section 414(u) of the Code) shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

1.15. Drafting Errors. If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Company in its sole and exclusive judgment in its settlor capacity, such provision shall be considered ambiguous and shall be interpreted by the Administrative Committee, or any member or delegate exercising Administrative Committee responsibilities and powers under subsection 14.2, in a fashion consistent with its intended meaning, as determined by the Company in its sole discretion in its settlor capacity. The Company or MCEB may amend the Plan retroactively to reflect the intended meaning of such provision. This subsection may not be invoked by any person to require the Plan to be interpreted in a manner that is inconsistent with its interpretation by the Administrative Committee or any member or delegate exercising Administrative Committee responsibilities and powers.

SECTION 2

Participation in Plan

2.1. Eligibility for Participation. Subject to the provisions of subsection 2.6 and subsection 5.3, participation in the Plan is voluntary. An eligible employee who elects to participate (or is deemed to elect to participate pursuant to subsection 2.6) or who receives an allocation of a Mondelēz Global Basic Contribution (as described in subsection 5.3) (in each case, a “Participant”), shall commence participation on the date determined under subsection 2.2. Subject to the conditions and limitations of the Plan, Transferred Mondelēz Global Employees and Former Cadbury Employees who were Participants in the Kraft Plan (as defined therein) immediately prior to the Spin Date will become Participants on the Spin Date. Each other employee of an Employer who does not become a Participant in accordance with the preceding sentence will be eligible to participate in the Plan on the date he meets the following eligibility requirements:

(a)	he has completed one Year of Service (as defined in subsection 3.1);

(b)	contributions are not being made on his behalf to another defined contribution plan intended to be qualified under section 401(a) of the Code that is sponsored by an Employer or a Related Company;

(c)	he is not a member of either (i) a collective bargaining unit as to which retirement benefits have been the subject of good faith bargaining unless the Plan has been extended to the collective bargaining unit under a currently effective collective bargaining agreement, (ii) a unit of agricultural workers or (iii) any other group of employees who have specifically been excluded from participation in the Plan by action of MCEB; and

(d)	he does not perform services for an Employer under a contract, agreement or arrangement that purports to treat him as either an independent contractor or the employee of a leasing organization, agency, vendor or any other third-party, even if he is subsequently determined (by judicial action or otherwise) to have instead been a common law employee of such Employer.

Notwithstanding the foregoing provisions of this subsection 2.1, a regular full-time employee or a regular part-time salaried employee scheduled to work at least 1,000 hours per year who otherwise is eligible under this subsection 2.1 may begin to participate in the Plan even though he has not completed a Year of Service; provided, however, that any such individual shall not be eligible to participate in the Plan until 30 days after his date of hire. Hourly part-time employees, and salaried part-time employees scheduled to work fewer than 1,000 hours per year, must satisfy all of the eligibility requirements of this subsection 2.1 to participate in the Plan. Notwithstanding any provision of this subsection 2.1 to the contrary, if an individual is employed or reemployed by an Employer on or after the date on which he first meets the requirements of this subsection 2.1, he shall be eligible to participate in the Plan on the first day on which he meets the requirements of paragraphs (b), (c) and (d) of this subsection 2.1.

2.2. Commencement of Participation. Except to the extent otherwise provided in subsection 2.6 and subsection 5.3, each employee eligible to participate in the Plan is required to make an election to participate prior to his commencement of participation in the Plan. An eligible employee may elect to commence participation in the Plan on the first day following the date he has satisfied the eligibility requirements set forth in subsection 2.1. If an eligible employee does not properly elect to commence participation on such date, and is not deemed to elect to commence participation pursuant to subsection 2.6, he may commence participation on any day thereafter provided that he is then an eligible employee. An eligible employee who is a New Thrift Participant (as defined in subsection 4.1(d)) shall commence participation on the date as of which a Mondelēz Global Basic Contribution is allocated to his Account (as defined in Section 8), if earlier than the date otherwise determined in accordance with this subsection 2.2.

2.3. Inactive Participation. If an individual (1) is a Former Cadbury Employee, or (2) otherwise ceases to meet the eligibility requirements of subsection 2.1, such individual shall be considered an inactive Participant in the Plan as long as any amount is credited to his Account under the Plan, and:

(a)	no contributions shall be made by or for him under Section 4 or Section 5;

(b)	he may not obtain a loan after he has ceased to be an employee of an Employer or a Related Company, unless he otherwise is a “party in interest” with respect to the Plan (as such term is defined in section 3(14) of ERISA); and

(c)	he may not make a withdrawal under Section 11 after he ceases to be an employee of an Employer or a Related Company except as specifically provided by subsection 11.5 (relating to withdrawals of cash dividends attributable to the ESOP Fund).

2.4. Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

2.5. Leased Employees. If a person satisfies the requirements of section 414(n) of the Code and applicable Treasury regulations for treatment as a “Leased Employee,” such Leased Employee shall not be eligible to participate in this Plan but, to the extent required by section 414(n) of the Code and applicable Treasury regulations, such person shall be treated as if the services performed by him in such capacity were performed by him as an employee of a Related Company which has not adopted the Plan; provided, however, that no such service shall be credited for any period during which not more than 20% of the non-Highly Compensated workforce of the Employers and the Related Companies consists of Leased Employees and the Leased Employee is a participant in a money purchase pension plan maintained by the leasing organization which (i) provides for a non-integrated employer contribution of at least 10 percent of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the Code. For purposes of this subsection 2.5, “Highly Compensated” shall have the meaning set forth in subsection 9.9.

2.6. Qualified Automatic Contribution Arrangement. The Plan includes a qualified automatic contribution arrangement (within the meaning of section 401(k)(13) of the Code), and the following provisions apply:

(a)	Except as otherwise provided in paragraph (c) next below or in subsection 4.5, (1) any Default Contribution Election (as defined under and determined with respect to the Kraft Plan) in effect for a Transferred Mondelēz Global Employee under the Kraft Plan immediately prior to the Spin Date (as increased pursuant to the automatic increase provisions of subsection 4.5 of the Kraft Plan) shall remain in effect under the Plan, and (2) each other individual who first satisfies the eligibility conditions of subsection 2.1 on or after the Spin Date shall be deemed to have made an election (a “Default Contribution Election”) to have Before-Tax Contributions made on his behalf pursuant to subsection 4.1(a), effective as soon as administratively practicable after the date that such eligibility conditions are satisfied, and

(b)

Each eligible employee shall be provided a notice which explains the employee’s rights with respect to Default Contribution Elections, including information concerning the level of Before-Tax Contributions which will be made on the employee’s behalf if the employee does not make an affirmative election, the level of Matching Contributions that will be made under subsection 5.1, the employee’s right to make an affirmative election not to have Before-Tax Contributions made on his behalf or to have such contributions made at a different rate, how contributions made pursuant to a Default Contribution Election will be invested in the absence of an affirmative investment election by the employee and such other information as is required by applicable regulations. Such notice shall be provided in sufficient time to allow the employee a reasonable period after receipt of the notice and before the first Before-Tax Contributions are made to the Plan on his behalf pursuant to a Default Contribution Election to make the affirmative elections described in this paragraph (b). Such notice also shall be provided to each eligible employee a reasonable period of time before the first day of each Plan Year. Any notice provided pursuant to this paragraph (b) shall be in writing or in such other form as may be permitted in applicable regulations.

(c)	Subject to paragraph (d) next below and subsection 4.5, a Default Contribution Election shall cease to apply if an eligible employee makes an affirmative election either not to have Before-Tax Contributions made to the Plan on his behalf or to have such contributions made to the Plan at a rate specified by the employee in such affirmative election. Such affirmative election shall be effective, in accordance with uniform procedures established by the Administrative Committee, as soon as practicable after it is made (but not retroactively).

(d)	If an employee terminates employment with the Employers and is subsequently reemployed as an eligible employee, the foregoing provisions of this subsection 2.6 shall apply to such employee as though he were a new employee.

SECTION 3

Service

3.1. Years of Service. For purposes of Section 2, an employee’s “Years of Service” on and after the Spin Date means:

(a)	With respect to any full-time employee, the aggregate of all time periods commencing on the employee’s first day of employment or reemployment and ending on the day he commences a One Year Break in Service (as defined in subsection 3.3). An employee’s first day of employment or reemployment is the first day for which he is credited with an Hour of Service (as defined in subsection 3.2).

(b)	With respect to any part-time or seasonal employee, each Computation Period (as defined below) during which he completes at least 1,000 Hours of Service. A “Computation Period” is the initial 12-consecutive-month period commencing on the date an employee is first credited with an Hour of Service, and each Plan Year commencing with the first Plan Year which begins on or after the date he is first credited with an Hour of Service. An individual who completes 1,000 Hours of Service during his first Computation Period will be eligible to begin participating in the Plan on the day following the end of such Computation Period; an individual who first completes 1,000 Hours of Service in a subsequent Computation Period will be eligible to begin participating in the Plan on the day following the day in which he worked his 1,000th Hour of Service.

For purposes of this subsection 3.1, a full-time employee is an employee who is regularly scheduled to work at least 1,000 hours in a calendar year, and a part-time or seasonal employee is an employee who is scheduled to work for fewer than 1,000 hours in a calendar year. Any time period or Hours of Service (as defined under and determined with respect to the Kraft Plan)

taken into account under subsection 3.1 and/or subsection 10.1 of the Kraft Plan for purposes of determining an employee’s Years of Service (as defined under and determined with respect to the Kraft Plan) prior to the Spin Date will be taken into account under this subsection 3.1 and/or subsection 10.1.

3.2. Hour of Service. The term “Hour of Service” means, with respect to any employee, each hour for which he is paid or entitled to payment for the performance of duties for an Employer or a Related Company or for which back pay, irrespective of mitigation of damages, has been awarded to the employee or agreed to by an Employer or a Related Company, subject to the following:

(a)	An employee or Participant shall be credited with the number of regularly scheduled working hours included in the time period on the basis of which payment to the employee is calculated (or, if the number of such hours is not determinable, 8 Hours of Service per day (to a maximum of 40 Hours of Service per week)) for any period during which he performs no duties for an Employer or a Related Company (irrespective of whether the employment relationship has terminated) by reason of a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, leave of absence or salary continuation period pursuant to a severance plan of (or severance agreement with) his Employer or a Related Company, but for which he is directly or indirectly paid or entitled to payment by an Employer or a Related Company. Payments considered for purposes of the foregoing sentence shall include payments unrelated to the length of the period during which no duties are performed but shall not include payments made solely as reimbursement for medically related expenses or solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws.

(b)	Hours of Service shall be calculated and credited pursuant to Department of Labor Regulation section 2530.200b-2, which is incorporated herein by reference.

3.3. One Year Break in Service. Except with respect to an employee whose absence from employment constitutes a Maternity or Paternity Absence, an approved leave of absence, military service or a salary continuation period (as described below), the term “One Year Break in Service” means the 12-consecutive-month period commencing on the earlier of:

(a)	the day an employee’s employment with the Employers and Related Companies is terminated for any reason, or

(b)	in the event an employee remains absent from service with the Employers and Related Companies for any reason other than a quit, retirement, discharge or death, the first anniversary of the first day of such period of absence, if he is not paid or entitled to payment for the performance of duties for an Employer or a Related Company during that 12-consecutive-month period. An employee or Participant who is absent on an approved leave of absence for a period shorter than 12 months will commence a One Year Break in Service on the date of his scheduled return to work if he does not in fact return to work at the expiration of such leave, and an employee or Participant who is absent on an approved leave of absence for a period of 12 months or more will commence a One Year Break in Service on the first anniversary of the first day of such leave if he does not return to work at the scheduled expiration of such leave. An individual who is absent because of service in the U.S. Armed Forces will begin a One Year Break in Service on the 91st day following his discharge from military service, if he does not return to work within 90 days of such discharge. With respect to an individual whose absence from employment constitutes a Maternity or Paternity Absence, a One Year Break in Service will commence on the second anniversary of the first day of such absence, and the period between the first and second anniversaries of the first day of a Maternity or Paternity Absence shall not constitute a Year of Service. The term “Maternity or Paternity Absence” means an employee’s or Participant’s absence from work because of the pregnancy of such individual, the birth of a child of such individual, the placement of a child with such individual in connection with the adoption of a child by such individual, or for purposes of caring for the child by such individual immediately following such birth or placement. The Administrative Committee may require the employee or Participant to furnish such information as it considers necessary to establish that such individual’s absence was a Maternity or Paternity Absence. If a Participant is credited with Hours of Service under subsection 3.2 for a salary continuation period pursuant to a severance plan or severance agreement with his Employer or a Related Company, a One Year Break in Service with respect to such Participant shall not begin until the completion of such salary continuation period.

SECTION 4

Before-Tax, After-Tax and Rollover Contributions

4.1. Before-Tax Contributions. Effective on and after the Spin Date, subject to the terms and conditions of the Plan, each Participant may elect as follows:

(a)	Subject to the limitations set forth in subsections 4.3 and 4.8 and Section 9 and such additional rules as the Administrative Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Participant may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Profit Sharing Fund by his Employer as a “Before-Tax Contribution.” Such amount shall not be less than 1 percent nor more than 15 percent (10 percent in the case of a Participant described in paragraph (c) next below) of his Eligible Compensation (as defined in subsection 4.7) for that payroll period. Subject to the provisions of subsection 4.5, Before-Tax Contributions made pursuant to a Default Contribution Election in accordance with subsection 2.6 shall be in an amount equal to 3 percent of the Participant’s Eligible Compensation. Any affirmative election made by a Participant pursuant to this subsection 4.1 shall be effective as soon as practicable after it is made in accordance with the applicable Access System procedures or other procedures approved by the Administrative Committee. Subject to the provisions of subsection 4.5, any election in effect for a Participant under subsection 4.1(a) of the Kraft Plan immediately prior to the Spin Date shall remain in effect under the Plan.

(b)	Each Participant who is eligible to make Before-Tax Contributions under this Plan for any Plan Year pursuant to paragraph (a) next above and who has attained age 50 before the close of such Plan Year shall be eligible to make, in addition to the Before-Tax Contributions described in paragraph (a) next above, “catch-up” Before-Tax Contributions in accordance with, and subject to the limitations of, section 414(v) of the Code and such additional rules as the Company may establish on a uniform and nondiscriminatory basis. Such catch-up Before-Tax Contributions shall not be taken into account for purposes of the limitations on Before-Tax Contributions described in paragraph (a) next above or subsection 4.3 or the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of sections 401(k)(3), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up Before-Tax Contributions. Notwithstanding the foregoing, catch-up Before-Tax Contributions shall not be taken from a Participant’s annual Management Incentive Plan bonus, if any.

(c)	A Participant is described in this paragraph (c) for any Plan Year if (i) he is a New Thrift Participant (as defined below) for such Plan Year and (ii) his compensation for such Plan Year is expected to exceed $180,000 (determined in accordance with uniform and nondiscriminatory procedures established by the Administrative Committee).

(d)	A Participant is a “New Thrift Participant” for any Plan Year if he meets the eligibility requirements of subsection 2.1 in such year and was not employed by an Employer or Related Company (as defined under and determined with respect to the Kraft Plan) at any time prior to January 1, 2009. Notwithstanding the foregoing, if a Participant was employed by such an Employer or Related Company prior to January 1, 2009, and such Participant either:

(i)	is not a Transferred Mondelēz Global Employee; or

(ii)	in the case of a Transferred Mondelēz Global Employee, terminates employment with the Employers and all Related Companies after the Spin Date and is subsequently reemployed by an Employer as an eligible employee more than 30 days after the date of such termination of employment;

such Participant shall be considered a New Thrift Participant with respect to his period of service after such reemployment.

4.2. After-Tax Contributions. Effective on and after the Spin Date, subject to the limitations set forth in subsections 4.3 and 4.8 and Section 9 and such additional rules as the Administrative Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Participant may elect to make “After-Tax Contributions” to the Profit Sharing Fund through payroll deduction in a whole percentage that is not less than 1 percent nor more than 15 percent (10 percent in the case of a New Thrift Participant described in paragraph 4.1(c))

of his Eligible Compensation for that payroll period. Any election pursuant to this subsection 4.2 shall be entered into the Access System or filed in accordance with other procedures approved by the Administrative Committee prior to the time it is to take effect. Subject to the provisions of subsection 4.5, any election in effect for a Participant under subsection 4.2 of the Kraft Plan immediately prior to the Spin Date shall remain in effect under the Plan.

4.3. Total Before-Tax and After-Tax Contributions. Notwithstanding the foregoing provisions of this Section 4, Before-Tax Contributions made on behalf of a Participant and After-Tax Contributions made by such Participant for any payroll period may not together exceed 15 percent (10 percent in the case of a New Thrift Participant described in subsection 4.1(c)) of his Eligible Compensation for such payroll period.

4.4. Payment of Before-Tax and After-Tax Contributions. Before-Tax Contributions and After-Tax Contributions shall be made through periodic payroll deductions and shall be paid to the Trustee by the Employer for deposit in the Profit Sharing Fund on the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets, but not later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant.

4.5. Modification, Discontinuance and Resumption of Before-Tax or After-Tax Contributions. Subject to such rules and restrictions as the Administrative Committee may establish on a uniform and nondiscriminatory basis, a Participant may adjust his Before-Tax and/or After-Tax Contributions prospectively by entering into the Access System, prior to the time such change is to be effective, an affirmative election to make any of the changes listed below:

(a)	change his Before-Tax and/or After-Tax Contribution rates within the limits specified above;

(b)	discontinue making Before-Tax and/or After-Tax Contributions;

(c)	resume making Before-Tax and/or After-Tax Contributions; and

(d)	direct that his Before-Tax Contribution rate automatically increase, effective with the first payroll period beginning after April 1 of the applicable year, by a percentage specified by the Participant within the limits described above and in accordance with uniform procedures established by the Administrative Committee.

Subject to the conditions and limitations of the Plan and such rules as the Administrative Committee may establish, effective with the first payroll period beginning after each April 1, commencing with April 1 of the calendar year following the calendar year in which contributions pursuant to a Default Contribution Election are first made with respect to a Participant, the Participant shall be deemed to elect to have his Before-Tax Contribution rate automatically increase by 1 percent (1%) annually, up to a maximum of 6% of his Eligible Compensation, unless the Participant elects otherwise in accordance with rules established by the Administrative Committee. Each affected Participant shall be provided a notice which explains his rights with respect to such rate increase and the additional information described in subsection 2.6(b) and a reasonable period of time after receipt of such notice and before such increase takes effect to make an affirmative election. Such notice shall be provided in writing or such other form as may be permitted in applicable regulations. If the Participant makes an affirmative election not to have his Before-Tax Contribution rate increased as of April of any calendar year, the rate of Before Tax Contributions in effect immediately prior to such scheduled increase shall continue in effect until the Participant makes an affirmative election to change, discontinue or resume contributions or until his contribution rate is automatically increased at the next following April.

4.6. Rollover Contributions. A Participant or an employee who meets the eligibility requirements of subsection 2.1 (without regard to paragraph (a) thereof) may make a Rollover Contribution (as defined below) to the Profit Sharing Fund, subject to the determination of the Administrative Committee that such rollover satisfies the requirements of this subsection 4.6. Before approving a rollover, the Administrative Committee may request from the Participant or employee any documents or opinion of counsel which the Administrative Committee, in its discretion, deems necessary. If an individual becomes an employee of an Employer in connection with a business transaction involving the Employer, the Administrative Committee, in its discretion, may permit such employee to make a direct rollover (within the meaning of Code section 401(a)(31)), of a promissory note or other evidence of an outstanding loan made to such employee under a prior employer’s qualified plan, upon such terms and conditions as the Administrative Committee deems appropriate. The Administrative Committee’s approval, if any, of a Rollover Contribution of an outstanding loan with respect to one or more employees affected by a business transaction shall apply on a uniform and nondiscriminatory basis to all individuals affected by such transaction, but shall not require the Administrative Committee to approve such rollovers with respect to any other transaction. The term “Rollover Contribution” means a rollover contribution to the Profit Sharing Fund of all or part of a distribution which, under applicable provisions of the Code, is permitted to be rolled over to a qualified plan, except that, in no event shall the Plan accept a Rollover Contribution of amounts that (i) would otherwise be excludible from a Participant’s gross income, or (ii) are distributed from an individual retirement account or annuity unless such amount was distributed from an individual retirement account or annuity in which the entire amount or value thereof is attributable to a rollover contribution from a qualified plan described in Section 401(a) of the Code. If an employee who is not otherwise a Participant makes a Rollover Contribution to the Profit Sharing Fund, he shall be treated as a Participant only with respect to his Rollover Account (defined in subsection 8.1) until he has met all of the requirements for Plan participation set forth in Section 2.

4.7. Eligible Compensation. A Participant’s “Eligible Compensation” shall mean the amounts actually paid or made available to the Participant during the Plan Year for personal services rendered in the course of his employment with an Employer and amounts paid under an Employer’s short term disability program, which amounts are includable in gross income as wages, salary, commissions, tips, bonuses, overtime and other premium pay, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which are not includable in gross income under Code sections 125, 402(a)(8), 402(h) or 132(f)(4), but excluding (even if includable in gross income) long term disability payments, reimbursements or other expense allowances, fringe benefits and other non-cash compensation, deferred bonuses and other amounts deferred under a nonqualified deferred compensation plan, dividends on stock granted under a management incentive compensation or stock ownership program or a restricted stock plan, cash payments or stock distribution made under a restricted stock plan, long term incentive plan or stock option plan, any cash or stock payments under a phantom stock program, proceeds from the exercise of stock options, severance payments or salary continuation payments, tuition or moving expense reimbursements, and any bonuses, incentive compensation, vacation pay or other compensation paid subsequent to severance from employment (within the meaning of Code section 415). For purposes of this subsection 4.7 an amount shall be considered a bonus only if it is paid to a Participant under a program of general application, as determined by the Administrative Committee in its sole discretion. Examples of bonuses to be included under this subsection 4.7 are the annual Management Incentive Plan bonus and the Corporate Incentive Plan bonus. An example of a payment excluded under this subsection 4.7 is a payment made with respect to an employee’s sale of his home. In accordance with Code section 414(u)(12), and consistent with past practice, Eligible Compensation shall include any differential wage payment (within the meaning of Code section 3401(h)(2)) made by the Employer to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code section 414(u)(5)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer.

4.8. Limitation on Compensation Taken Into Account For Any Plan Year. Notwithstanding any other provision of the Plan to the contrary except subsection 4.1(b), once a Participant or employee has earned Eligible Compensation at the maximum level permitted for a Plan Year under section 401(a)(17) of the Code, such Participant’s or employee’s active participation in the Plan for the remainder of such Plan Year shall cease regardless of whether he has taken maximum advantage of the contributions permitted under Sections 4 and 5 up to that point in the Plan Year.

SECTION 5

Matching Contributions, Qualified Matching Contributions and Mondelēz Global Basic Contributions

5.1. Matching Contributions. Effective on and after the Spin Date, subject to the conditions and limitations of subsection 4.8 and Section 9, for each payroll period, an Employer shall contribute to the Profit Sharing Fund on behalf of each Participant employed by such Employer an amount equal to 100 percent of the Before-Tax and After-Tax Contributions made by or on behalf of the Participant that together do not exceed 1 percent of such Participant’s Eligible Compensation for such payroll period and 70 percent of the Participant’s Before-Tax and After-Tax Contributions that together exceed 1 percent but do not exceed 6 percent of such Participant’s Eligible Compensation for such payroll period. Any contribution made pursuant to this subsection 5.1 shall be referred to hereinafter as a “Matching Contribution.” Matching Contributions shall not be made with respect to catch-up Before-Tax Contributions. Matching Contributions made under the Plan are intended to comply with the alternative methods described in Code sections 401(k)(13) and 401(m)(12) for satisfying the nondiscrimination requirements of Code sections 401(k)(3) and 401(m)(2).

5.2. Qualified Matching Contributions. Effective on and after the Spin Date, for each Plan Year, any Employer may, but shall not be required to, contribute to the Profit Sharing Fund an additional percentage of the Before-Tax Contributions made on behalf of Participants employed by such Employer who are not Highly Compensated (as defined in subsection 9.9). Any contribution made pursuant to this subsection 5.2 shall be referred to hereinafter as a “Qualified Matching Contribution.” At the discretion of the Administrative Committee, Qualified Matching Contributions may be taken into account in applying the ACP Test (as defined in subsection 9.6(b)) for a Plan Year with respect to After-Tax Contributions in accordance with applicable Treasury regulations.

5.3. Mondelēz Global Basic Contributions. Effective on and the Spin Date, for each payroll period, each Employer shall contribute to the Profit Sharing Fund, on behalf of each New Thrift Participant employed by such Employer during that payroll period, a “Mondelēz Global Basic Contribution” in an amount equal to 4.5 percent of such Participant’s Eligible Compensation for such payroll period.

5.4. Limitations on Amount of Employer Contributions. In no event shall the sum of any Before-Tax Contributions, Matching Contributions, Qualified Matching Contributions and Mondelēz Global Basic Contributions made by an Employer for any Plan Year exceed the limitations imposed by section 404 of the Code on the maximum amount deductible on account thereof by the Employer for that year.

5.5. Payment of Employer Contributions. Each Employer’s contributions (other than Before-Tax Contributions) to the Profit Sharing Fund for any Plan Year shall be paid to the Trustee for deposit in the Profit Sharing Fund, without interest, no later than the time prescribed by law for filing the Employer’s federal income tax return, including any extensions thereof.

SECTION 6

Investment of the Trust Fund

6.1. Investment Funds and Loan Account. Effective as of the close of business on the Accounting Date immediately prior to the Spin Date, the Investment Committee shall establish and cause the Trustee to maintain a “Loan Account” to reflect any loans to Participants pursuant to subsection 11.1 and the following “Investment Funds” for the investment of Participants’ Accounts in the Fund:

(a)

a “Mondelēz International Stock Fund”) consisting of two “Subparts: a fund forming part of the Profit Sharing Fund and invested in Class A common stock of Mondelēz International (“Mondelēz International Common Stock”); and a fund designated as forming part of the ESOP Fund and invested in Mondelēz International Common Stock, a qualifying employer security within the meaning of sections 4975(e)(8) and 409(l) of the Code. The Mondelēz International Stock Fund) shall be invested solely in Mondelēz International Common Stock, except for cash reserves held solely as needed for administrative purposes. Mondelēz International Common Stock for either Subpart may be purchased at its then fair market value on the open market or by private purchase (other than from

Mondelēz International). Prior to the Effective Time, (1) the Mondelēz International Stock Fund shall be known as the “Kraft Foods Stock Fund”, which shall be invested in Class A common stock of Kraft Foods (“Kraft Foods Common Stock”), and (2) references to the Mondelēz International Stock Fund and Mondelēz International Common Stock shall be deemed to be references to Kraft Foods Stock Fund and Kraft Foods Common Stock, respectively.

(b)	an “Altria Group Stock Fund,” a fund which forms part of the Profit Sharing Fund and is invested in common stock of Altria Group, Inc. (such company being referred to below as “Altria” and its common stock referred to as “Altria Group Common Stock”); provided, however, that, notwithstanding any other provisions of the Plan, the Altria Group Stock Fund is closed to new investments (including contributions, loan repayments, dividends and transfers from other Investment Funds). The Altria Group Stock Fund shall be invested solely in Altria Group Common Stock, except for cash reserves held solely as needed for administrative purposes. Notwithstanding any other provisions of the Plan, the Altria Group Stock Fund shall be removed as an Investment Fund under the Plan effective as of the close of business on June 30, 2014.

(c)	a “Philip Morris International Stock Fund,” a fund which forms part of the Profit Sharing Fund and is invested in common stock of Philip Morris International Inc. (such company being referred to below as “PMI” and its common stock referred to as “PMI Common Stock”) received by the Plan as a result of the distribution by Altria, on March 28, 2008, of all shares of PMI owned by Altria to Altria’s shareholders. The Philip Morris International Stock Fund shall be invested solely in shares of PMI Common Stock, except for cash reserves held solely as needed for administrative purposes. The Philip Morris International Stock Fund is closed to new investments (including contributions, loan repayments, dividends and transfers from other Investment Funds) from and after its inception. Notwithstanding any other provisions of the Plan, the Philip Morris International Stock Fund shall be removed as an Investment Fund under the Plan effective as of the close of business on June 30, 2014.

(d)	effective as of the Effective Time, a “KFGI Stock Fund,” a fund which forms part of the Profit Sharing Fund and is invested in common stock of KFGI ( “KFGI Common Stock) received by the Plan as a result of the distribution by Kraft Foods, at the Effective Time, of all shares of KFGI Common Stock owned by Kraft Foods to Kraft Foods’s shareholders. The KFGI Stock Fund shall be invested solely in KFGI Common Stock, except for cash reserves held solely as needed for administrative purposes. Notwithstanding any other provisions of the Plan, the KFGI Stock Fund (i) shall be closed to new investments (including contributions, loan repayments, dividends and transfers from other Investment Funds) effective after the Effective Time, and (ii) shall be removed as an Investment Fund under the Plan effective as of the close of business on June 30, 2014.

(e)	three or more other Investment Funds designated by the Investment Committee and forming part of the Profit Sharing Fund.

Mondelēz International Common Stock (referred to as “Employer Common Stock”) sold to the Trustee for purposes of the Plan may be reacquired. The Trustee shall purchase shares of Employer Common Stock invested in the Mondelēz International Stock Fund pursuant to a non-discretionary purchasing program pursuant to the terms of the Trust Agreement. The Trustee may retain Employer Common Stock, Altria Group Common Stock, PMI Common Stock and KFGI Common Stock invested in the Mondelēz International Stock Fund, the Altria Group Stock Fund, the Philip Morris International Stock Fund and the KFGI Stock Fund, respectively, regardless of market fluctuation and, in the normal course, shall sell such shares only upon the direction of Participants or Beneficiaries or to otherwise meet the administrative and distribution requirements of the Plan. Subject to the provisions of this subsection 6.1, the Investment Committee in its discretion may add additional Investment Funds, may delete any Investment Fund or may change the investment strategy of any Investment Fund without prior notice to Participants, subject to the following:

(i)	no Investment Fund or Subpart thereof shall be designated as forming a part of the ESOP Fund unless it is invested solely in qualifying employer securities (within the meaning of sections 409(l) and 4975(e)(8) of the Code), except for cash reserves held solely as needed for administrative purposes and pending the distribution from that Subpart of dividends (but not any earnings thereon) from shares of Employer Common Stock to those Participants and Beneficiaries who have elected to have the dividend paid to them rather than reinvested in additional shares of such Employer Common Stock (or in units representing such shares); and

(ii)	no investment fund maintained under the Plan, other than the Mondelēz International Stock Fund, the Altria Group Stock Fund, the Philip Morris International Stock Fund and the KFGI Stock Fund, shall be invested primarily in the equity securities of a single corporation.

The Investment Committee (or an “investment manager” as that term is defined in section 3(38) of ERISA (“Investment Manager”)) may, in its sole discretion, keep any portion of an Investment Fund in cash or short-term investments (including a commingled fund of the Trustee) for liquidity purposes, pending the selection and purchase of permanent investments for such Investment Fund; provided, however, that cash balances shall only be maintained in the Mondelēz International Stock Fund, the Altria Group Stock Fund, the Philip Morris International Stock Fund and the KFGI Stock Fund as needed for administrative purposes. Any earnings on the investment of dividends on shares of Employer Common Stock held in the Subpart of an Investment Fund designated as forming part of the ESOP Fund shall be allocated to the Account of Participants or Beneficiaries based on the Account’s share of such dividends and shall be invested in additional shares of Employer Common Stock (or in units representing such shares) to be held in the applicable Subpart designated as forming part of the ESOP Fund. As of the close of business on the Accounting Date immediately preceding the Spin Date, the Accounts of a Participant who is a Transferred Mondelēz Global Employee or Former Cadbury Employee shall initially be invested in the same manner as his Accounts (as defined under and determined with respect to the Kraft Plan) were invested under the Kraft Plan immediately prior to the close of business on such Accounting Date. Notwithstanding any provision of the Plan to the contrary, the balance of a Participant’s Accounts which is invested in the Altria Group Stock Fund, the Phillip Morris International Stock Fund or the KFGI Stock Fund as of the close of business on June 30, 2014 shall be transferred to the default Investment Fund designated by the Investment Committee under the Plan.

6.2. Loan Account and Investment Fund Accounting. The Administrative Committee shall maintain or cause to be maintained separate subaccounts for each Participant in each of the Investment Funds (or Subpart thereof) and in the Loan Account to separately reflect his interests in each such fund or Subpart or in the Loan Account and the portion thereof that is attributable to each of his Accounts.

6.3. Investment Fund Elections. At the time that a Participant is enrolled in the Plan, he may specify the percentage of contributions subsequently credited to his Accounts that are to be initially invested in each of the Investment Funds in the Profit Sharing Fund (but not in the ESOP Fund) in accordance with uniform rules established by the Administrative Committee from time to time; provided, however, that no new contributions may be invested in the Altria Group Stock Fund, the Philip Morris International Stock Fund or the KFGI Stock Fund. Any such investment direction shall be deemed to be a continuing direction until changed. During any period in which no such direction has been given in accordance with rules established by the Administrative Committee, or during any period that a direction may not be given effect for any reason, contributions credited to a Participant’s Accounts shall be invested in the Investment Funds in the Profit Sharing Fund as determined by the Investment Committee. A Participant may modify his investment direction prospectively by entering into the Access System his election to do so prior to the effective time of the change in accordance with uniform rules established by the Administrative Committee; provided, however, that a Participant shall not be permitted to direct the initial investment of future contributions in the ESOP Fund, the Altria Group Stock Fund, the Philip Morris International Stock Fund or the KFGI Stock Fund. Notwithstanding any provision of the Plan to the contrary:

(a)	except as otherwise provided in paragraph (b), any investment direction in effect for a Participant under subsection 6.3 of the Kraft Plan immediately prior to the Spin Date shall remain in effect under the Plan; and

(b)	a Participant’s contributions on or after the Spin Date that would otherwise have been invested in the Mondelēz International Stock Fund pursuant to such an investment direction that is in effect immediately prior to the Spin Date shall be invested in the default Investment Fund designated by the Investment Committee under the Plan;

until any such investment direction is modified in accordance with this subsection 6.3.

6.4. Transfers Between Investment Funds. Subject to uniform rules established by the Administrative Committee from time to time, each Participant may elect to transfer prospectively the value of his Accounts held in any Investment Fund forming part of the Profit Sharing Fund to any other Investment Fund forming part of the Profit Sharing Fund (other than the Altria Group

Stock Fund, the Philip Morris International Stock Fund and the KFGI Stock Fund). Subject to such uniform rules, each Participant may elect to transfer prospectively the value of his Accounts held in any Subpart of an Investment Fund designated as forming part of the ESOP Fund to any Investment Fund (or Subpart thereof) forming part of the Profit Sharing Fund (other than the Altria Group Stock Fund, the Philip Morris International Stock Fund or the KFGI Stock Fund); provided, however, that a Participant may not transfer the value of his Accounts held in the Subpart of an Investment Fund designated as forming a part of the ESOP Fund to the Subpart of such Investment Fund forming part of the Profit Sharing Fund. Any such election shall be made by entering it into the Access System prior to the time it is to be effective in accordance with uniform rules established by the Administrative Committee. Notwithstanding the foregoing, if a Participant terminates employment before he is fully vested in his Accounts, and forfeiture of the non-vested portion of his Accounts is delayed pending distribution of the vested portion, such non-vested portion shall be invested in the Investment Funds in the Profit Sharing Fund in accordance with rules established by the Investment Committee, and such non-vested portion shall not be subject to the investment direction of the Participant.

6.5. Automatic Transfers to the ESOP Fund. Notwithstanding the foregoing provisions of this Section 6, the following provisions shall apply:

(a)	In accordance with procedures established by the Administrative Committee, all shares of Employer Common Stock (and all units representing such shares) held in the Subpart of the Mondelēz International Stock Fund forming part of the Profit Sharing Fund shall be transferred to that Subpart of such fund designated as forming part of the ESOP Fund as of the business day immediately preceding each applicable Ex-dividend Date (as defined below) or at such other time or times as the Administrative Committee, in its sole discretion, shall determine in order for Participants and Beneficiaries to make the election described in subsection 11.5 with respect to any dividends payable with respect to all shares of Employer Common Stock (and units representing such shares) invested in such funds.

(b)	The term “Ex-dividend Date” means the first date on which a purchaser of shares of Employer Common Stock is not entitled to receive a dividend that has been previously declared by the applicable Board of Directors. Under current industry practice, the Ex-dividend Date is three days prior to the date on which the identity of shareholders entitled to receive a dividend that has been declared is ascertained (the record date).

6.6. Independent Investment Advice. The Investment Committee, as a named fiduciary, shall be allocated the fiduciary responsibility to offer investment advice to Participants (including inactive Participants), Beneficiaries and alternate payees with respect to the investment of their Accounts under the Plan. The Investment Committee shall designate an Investment Manager to render such investment advice, which Investment Manager shall acknowledge in writing to the Investment Committee that it is a fiduciary with respect to the Plan. The Investment Manager shall render such investment advice to any Participant, Beneficiary or alternate payee who requests it and who furnishes the Investment Manager such information as it may reasonably request.

6.7. Additional Provisions Applicable to Certain Investment Funds. Notwithstanding any provision of the Plan to the contrary, the following additional rules shall apply with respect to the Altria Group Stock Fund, the Mondelēz International Stock Fund, the Philip Morris International Stock Fund and the KFGI Stock Fund maintained under the Plan:

(a)	For purposes of this subsection 6.7, the term “Specified Common Stock” shall refer to Altria Group Common Stock, Mondelēz International Common Stock, PMI Common Stock and KFGI Common Stock, collectively, or Altria Group Common Stock, Mondelēz International Common Stock, PMI Common Stock or KFGI Common Stock, separately, as the context admits.

(b)	Participants and Beneficiaries shall not have the right to direct the Trustee with respect to the exercise of tender, exchange and similar rights with respect to shares of Specified Common Stock (or units representing such shares) held in the applicable fund except to the extent specifically provided by the terms of the Trust Agreement. If a tender or exchange offer is made with respect to shares of Specified Common Stock for which Participants and Beneficiaries do not have a right to direct the Trustee under the terms of the Trust Agreement or if equity securities other than Specified Common Stock are received by the Trust as a result of a distribution to the shareholders of Specified Common Stock, the Investment Committee or an Investment Manager appointed by the Investment Committee shall have full power, authority and discretion to:

(i)	direct the tender of some, all or none of the shares of Specified Common Stock held in the applicable fund; and

(ii)	direct the sale or other disposition of any equity securities acquired by the Trust as a result of such tender or as a result of such distribution (in either case, “Acquired Securities”) in accordance with and subject to the provisions of this subsection 6.7.

(c)	Any Acquired Securities received by the Trust pursuant to paragraph (b) next above shall be retained as an asset of the fund that held the Specified Common Stock to which the Acquired Securities are attributable until such time as the Acquired Securities are sold pursuant to the following provisions of this subsection 6.7.

(d)	The proceeds of any Acquired Securities sold pursuant to paragraph (c) next above shall be reinvested in Specified Common Stock of the fund in which such Acquired Securities were held to the extent that such proceeds are not transferred out of the applicable fund pursuant to Participants’ and Beneficiaries’ investment elections and requests for distributions, withdrawals and Participant loans or used for cash reserves needed for administrative purposes.

(e)

Although the Investment Committee (or, to the extent applicable, the Investment Manager appointed by the Investment Committee pursuant to this subsection 6.7) is expressly authorized in its absolute discretion, consistent with its fiduciary responsibilities to Participants and Beneficiaries, to cause the Trust to acquire Acquired Securities on behalf of the Plan in accordance with this subsection 6.7 and the Trust may acquire such securities as a result of a distribution to the shareholders of Specified Common Stock, the Mondelēz International Stock Fund, the Altria Group Stock Fund, the Philip Morris International Stock Fund and the KFGI Stock Fund are designed to be invested solely in Mondelēz International Common Stock, Altria Group Common Stock, PMI Common Stock and KFGI Common Stock, respectively (except, in each case, for cash reserves for administrative purposes). Toward that end, the Investment Committee (or, if applicable, the Investment Manager appointed by the Investment Committee) shall cause the Trust to sell all of the Acquired Securities and reinvest the proceeds in Specified Common Stock of the fund that held such Acquired Securities (subject to Participants’ and Beneficiaries’ investment elections and requests for distributions, withdrawals and Participant loans) as soon as reasonably practicable but not more than 90 days following the event that results in the Trust’s holding the Acquired Securities unless the Investment Committee or the Investment Manager, as the case may be, determines that it would be imprudent to sell such Acquired Securities and reinvest within this time frame, in which case, the Investment Committee or the Investment Manager, whichever is applicable, shall direct the Trustee to sell the Acquired Securities and reinvest the proceeds in Specified Common Stock of the fund that held such Acquired Securities as rapidly as possible consistent with the Investment Committee’s or, to the extent applicable, the Investment Manager’s fiduciary responsibilities.

SECTION 7

Investment Committee

7.1. Investment Committee Membership and Authority. The Investment Committee referred to in subsection 1.3 shall consist of the Executive Vice President, Chief Financial Officer of Kraft Foods (effective at and after the Effective Time, Mondelēz International) (“Executive Vice President, Chief Financial Officer”) and at least three, but not more than six, additional members appointed by the Executive Vice President, Chief Financial Officer. Each member of the Investment Committee shall acknowledge in writing to the Company that he or she is a fiduciary with respect to the Plan. Except as otherwise specifically provided in this subsection 7.1, the Investment Committee shall act by a majority of its then members, by meeting or by writing filed without meeting, and shall have the following discretionary authority, powers, rights and duties in addition to those vested in it elsewhere in the Plan or Trust Agreement:

(a)	to select, appoint or remove one or more Trustees, custodians, Investment Managers and insurance companies to handle Plan assets, and to allocate Plan assets to each of them;

(b)	to direct a Trustee with respect to the investment of an Investment Fund;

(c)	to select and appoint one or more successor Trustees and to enter into and amend a Trust Agreement with a Trustee or any successor Trustee on behalf of the Employer;

(d)	to determine the advisability of establishing or modifying the description of any Investment Fund (as defined in subsection 6.1) made available under the Plan;

(e)	to establish investment guidelines, proxy voting policies and securities trading procedures;

(f)	to monitor the investment performance of each of the Investment Funds under the Plan and the fiduciaries responsible for the investment of Plan assets;

(g)	to adopt such rules of procedure and regulations as, in its opinion, may be necessary to carry out its duties under the Plan and that are consistent with the provisions of the Plan;

(h)	to maintain and keep adequate records concerning its proceedings and acts in such form and detail as the Investment Committee may decide;

(i)	to employ agents, attorneys, investment advisors or other persons (who may also be employed by or represent the Employers) for such purposes as the Investment Committee considers necessary or desirable to discharge its duties;

(j)	to furnish the Employers, the Administrative Committee and the Trustee with such information with respect to the Plan and the Trust as may be required by them for tax or other administrative or similar purposes;

(k)	to coordinate with the Administrative Committee on establishing procedures to ensure the confidentiality of information relating to the purchase, holding and sale of interests in an Investment Fund (including both Subparts thereof) which is invested solely in Employer Common Stock (except for cash reserves held solely as needed for administrative purposes) and with respect to the exercise of voting, tender and similar rights with respect to such interests in accordance with the provisions of the Trust; and

(l)	to coordinate with the Administrative Committee and the Company (1) on providing and making available information to enable Participants and Beneficiaries to make informed investment decisions with respect to the Investment Funds maintained under the Plan, and (2) on performing such acts as are necessary or desirable to obtain the relief offered by section 404(c) of ERISA to the extent consistent with the terms of the Plan and Trust.

The certificate of a majority of the members of the Investment Committee that the Investment Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

7.2. Allocation and Delegation of Investment Committee Responsibilities and Powers. In exercising its authority to control and manage the assets of the Plan the Investment Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time. Any member or delegate exercising Investment Committee responsibilities and powers under this subsection shall periodically report to the Investment Committee on its exercise thereof and the discharge of such responsibilities. The Investment Committee, and any member or delegate exercising Investment Committee responsibilities and powers under this subsection 7.2, shall have no duty to report to the Company or its Board of Directors, or any Related Company or its Board of Directors, which in turn shall have no duty or authority to monitor the Investment Committee or any member or delegate exercising Investment Committee responsibilities and powers under this subsection 7.2. Neither the Company nor its Board of Directors shall have any duty or authority to remove any member of the Investment Committee, except insofar as it amends this Section 7 in its settlor capacity.

7.3. Exercise of Investment Committee’s Duties. Notwithstanding any other provisions of the Plan, the Investment Committee shall discharge its duties hereunder solely in the interests of the Participants and other persons entitled to benefits under the Plan, and:

(a)	for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits under the Plan; and

(b)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

7.4. Remuneration and Expenses. No remuneration shall be paid from the Plan to a member of the Investment Committee who is an employee of any Employer or Related Company.

7.5. Indemnification of the Investment Committee. To the extent not reimbursed by any applicable insurance policy, the Investment Committee, the individual members thereof and the secretary (if any) of the Investment Committee shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against any of them by reason of the performance of the Investment Committee’s functions if the Investment Committee or such members or secretary did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

7.6. Resignation or Removal of Investment Committee Member. A member of the Investment Committee may resign at any time by giving ten days’ advance written notice to the Company, MCEB, the Trustee and the other Investment Committee members. The Executive Vice President, Chief Financial Officer may remove an Investment Committee member, temporarily or indefinitely, by giving advance written notice to any such member who has been removed, to the Trustee, and to the other Investment Committee members.

7.7. Appointment of Successor Investment Committee Member. The Executive Vice President, Chief Financial Officer may fill any vacancy in the membership of the Investment Committee, temporarily or indefinitely, by giving advance written notice thereof to any new members, to the Trustee, and to the other Investment Committee members. If there is a vacancy in the membership of the Investment Committee, the remaining Investment Committee members shall have the same powers as the full Investment Committee until the vacancy is filled.

7.8. ERISA Section 404(c). The Plan is intended to comply with the provisions of section 404(c) of ERISA and the Department of Labor regulations section 2550.404c-1. To that end, each Participant and Beneficiary shall have the right to exercise control over the balance in his Accounts as follows:

(a)	to direct the investment of the balance in his Accounts (and to the extent applicable, future contributions to such Accounts) among the Investment Funds not less frequently than quarterly;

(b)	to direct the Trustee with respect to the exercise of voting rights with respect to shares of Employer Common Stock (or units representing such shares) allocated to his Accounts and held in the Mondelēz International Stock Fund (including both Subparts thereof) as provided in Schedule P(7); and

(c)	to direct the Trustee with respect to the exercise of tender, exchange and similar rights with respect to shares of Employer Common Stock (or units representing such shares) allocated to his Account and held in the Mondelēz International Stock Fund (including both Subparts thereof) to the extent provided by the Trust.

7.9. Voting Tender and Similar Rights with Respect to Altria Group Stock Fund, Philip Morris International Stock Fund and KFGI Stock Fund. Full and fractional shares of Altria Group Common Stock invested in the Altria Group Stock Fund, PMI Common Stock invested in the Philip Morris International Stock Fund and KFGI Common Stock invested in the KFGI Stock Fund, which shares (or units representing such shares) are allocated to any Account, shall be voted by the Trustee only in accordance with, and upon instructions of, the Participant, Beneficiary or Alternate Payee, as the case may be, to whose Account such shares (or units representing such shares) are allocated on forms provided for that purpose. Such forms, together with all information distributed to stockholders regarding the exercise of such rights, shall be provided to each Participant, Beneficiary or Alternate Payee whose Accounts are invested in the Altria Group Stock Fund, the Philip Morris International Stock Fund or the KFGI Stock Fund, as applicable. Upon timely receipt of instructions, the Trustee shall vote such shares as so instructed. Shares of Altria Group Common Stock, PMI Common Stock or KFGI Common Stock for which the Trustee has not received voting instructions shall be voted in accordance with the terms of the Trust Agreement.

SECTION 8

Plan Accounting

8.1. Participants’ Accounts. The Administrative Committee shall maintain the following “Accounts” in the name of each Participant to the extent applicable:

(a)	a “Matching Account,” which shall reflect Matching Contributions, if any, made on his behalf to the Profit Sharing Fund and the income, losses, appreciation and depreciation attributable thereto;

(b)	a “Before-Tax Account,” which shall reflect Before-Tax Contributions, if any, made on his behalf to the Profit Sharing Fund and the income, losses, appreciation and depreciation attributable thereto;

(c)	an “After-Tax Account,” which shall reflect After-Tax contributions, if any, made by the Participant to the Profit Sharing Fund and the income, losses, appreciation and depreciation attributable thereto;

(d)	a “Qualified Matching Account,” which shall reflect Qualified Matching Contributions, if any, made on his behalf to the Profit Sharing Fund, and the income, losses, appreciation and depreciation attributable thereto;

(e)	a “Mondelēz Global Basic Contribution Account,” which shall reflect Mondelēz Global Basic Contributions, if any, made on behalf of a New Thrift Participant to the Profit Sharing Fund, and the income, losses, appreciation and depreciation attributable thereto;

(f)	a “Rollover Account,” which shall reflect Rollover Contributions, if any, made by him to the Profit Sharing Fund and the income, losses, appreciation and depreciation attributable thereto;

(g)	a “QVEC Account,” (also known as an “IRA Account””) which shall reflect qualified voluntary employee contributions, if any, made by him to the Profit Sharing Fund prior to January 1, 1987, and the income, losses, appreciation and depreciation attributable thereto; and

(h)	a “Qualified Nonelective Contribution Account,” which shall reflect contributions, if any, made on his behalf to the Profit Sharing Fund pursuant to subsection 8.4, and the income, losses, appreciation and depreciation attributable thereto.

In addition, the Administrative Committee may maintain subaccounts within the Before-Tax and After-Tax Accounts to distinguish contributions (and the earnings thereon) eligible to be matched from contributions (and the earnings thereon) above the matching limit, subaccounts to reflect balances transferred to this Plan from another qualified plan that are subject to special rules, subaccounts to distinguish contributions that are subject to different vesting schedules, and subaccounts reflecting the portion of the Accounts held in the ESOP Fund. The Accounts and subaccounts provided for in this subsection 8.1 shall be for accounting purposes only, and there shall be no segregation of assets within the Investment Funds or the Loan Account among the separate Accounts. Reference to the “balance” in a Participant’s Accounts means the aggregate of the balances in the subaccounts maintained in the Investment Funds and Loan Account attributable to those Accounts.

8.2. Allocation of Fund Earnings and Changes in Value. Subject to the last sentence of this subsection, as of each Accounting Date, interest, dividends and changes in value in each Investment Fund since the preceding Accounting Date shall be allocated to each Participant’s subaccounts invested in such Investment Fund by adjusting upward or downward the balance of his subaccounts invested in such Investment Fund in the ratio which the subaccounts of such Participant invested in such Investment Fund bears to the total of the subaccounts of all Participants invested in such Investment Fund as of such Accounting Date, excluding therefrom, for purposes of this allocation only all Before-Tax, After-Tax, Matching, Qualified Matching, Mondelēz Global Basic Contributions and Rollover Contributions to the Profit Sharing Fund received since the preceding Accounting Date, so that the total of the subaccounts of all Participants in each Investment Fund (or Subpart thereof) shall equal the total value of such fund (or Subpart thereof) (exclusive of such contributions) as determined by the Trustee in accordance with uniform procedures consistently applied. Notwithstanding the preceding sentence, in accordance with procedures established by the Administrative Committee, each Participant’s share (if any) of any dividend on Altria Group Common Stock held in the Altria Group Stock Fund, of any dividend on PMI Common Stock held in the Philip Morris International Stock Fund or of any dividend on KFGI Common Stock held in the KFGI Stock Fund shall be determined based on the value of the Participant’s subaccounts invested in the Altria Group Stock Fund, the Philip Morris International Stock Fund or the KFGI Stock Fund, respectively, as of the applicable Ex-Dividend Date and shall be allocated among and invested in the Investment Funds (other than the Altria Stock Fund, the Philip Morris International Stock Fund and the KFGI Stock Fund) at the dividend payable date pursuant to the Participant’s Investment Fund elections in effect under subsection 6.3 on such dividend payable date; provided, however, that if a total distribution of a Participant’s Account balance is made after the applicable Ex-Dividend Date and before the corresponding dividend payable date, the Account’s share of such dividend automatically shall be distributed, in cash, as soon as practicable after such dividend payable date. Notwithstanding the fact that the Plan shall use a daily valuation system, which generally means that Participants’ Accounts will be updated each Accounting Date to reflect activity for that day, such as new contributions to the Profit Sharing Fund received by the Trustee, changes in Participants’ investment elections, and changes in the unit value of the Investments Funds, events may occur that cause an interruption in the process affecting a single Participant or a group of Participants. Neither the Employers, the Trustee, the Committees nor the Plan guarantee that any given transaction will be processed on the anticipated day. The Investment Committee, in its discretion, may establish special rules for valuing any Investment Fund invested solely in Employer Common Stock, Altria Group Common Stock, PMI Common Stock or KFGI Common Stock (except for cash reserves for the purposes set forth in subsection 6.1) to address the possibility of unusually high trading volume or a temporary suspension of trading in such stock. Such rules may set forth the circumstances under which transfers out of such Investment Fund will be valued using either the closing price on the applicable day on the New York Stock Exchange, a composite price listed in the Wall Street Journal, or a weighted average selling price.

8.3. Allocation and Crediting of Contributions. Subject to the provisions of Section 9, contributions shall be allocated and credited as follows:

(a)	Before-Tax, After-Tax, Matching, Mondelēz Global Basic Contributions and Rollover Contributions made on behalf of a Participant to the Profit Sharing Fund for any payroll period shall be credited to that Participant’s appropriate Accounts as of the Accounting Date coinciding with or immediately following the last day of such payroll period; and

(b)	as of the last day of each Plan Year, any Qualified Matching Contributions made by an Employer to the Profit Sharing Fund for that year shall be allocated among and credited to the Accounts of non-Highly Compensated Participants who are employed on the last day of that year by such Employer in accordance with subsection 5.2.

Notwithstanding the foregoing, unless the Administrative Committee establishes uniform rules to the contrary, contributions made to the Profit Sharing Fund shall share in the gains and losses of the Investment Funds only when actually made to the Trustee.

8.4. Correction of Error. In the event of an error in the adjustment of a Participant’s Accounts, the Administrative Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income and expenses of the Trust for the Plan Year in which the correction is made or the Employer may make an additional contribution to permit correction of the error. Except as provided in this subsection 8.4, the Accounts of other Participants shall not be readjusted on account of such error.

8.5. Statement of Plan Interest. As soon as practicable after the last day of each Plan Year quarter and at such other intervals, if any, as the Administrative Committee may determine, the Administrative Committee shall provide each Participant with a statement reflecting the balances of his Accounts and such other information as is required by section 105(a)(2) of ERISA. Each Participant is responsible for reviewing his statement and any Participant who discovers an error shall bring it to the attention of the Administrative Committee within 90 days of receipt of the statement. If a Participant does not bring errors in his statement to the attention of the Administrative Committee within 90 days of receipt of his statement, the Participant will be deemed to have confirmed the accuracy of the statement.

8.6. Provisions Relating to Spin-off of KFGI By Kraft Foods. Notwithstanding any provision of subsection 8.2 to the contrary, pursuant to the distribution, at the Effective Time, of all of the shares of KFGI owned by Kraft Foods to Kraft Foods shareholders, units representing interests in the KFGI Stock Fund shall be allocated among and credited to each subaccount which is invested in the Mondelēz International Stock Fund as of the Effective Time, in accordance with procedures established by the Administrative Committee, and the value of units representing interests in the Mondelēz International Stock Fund shall be adjusted accordingly.

SECTION 9

Limitations on Compensation, Contributions and Allocations

9.1. Reduction of Contribution Rates. To conform the operation of the Plan to sections 401(a)(4), 401(m)(2), 402(g) and 415(c) of the Code, the Administrative Committee may establish limits on the Before-Tax and After-Tax Contribution rates that may be elected by Participants, may unilaterally modify or revoke any Before-Tax or After-Tax Contribution election made by a Participant pursuant to subsections 4.1 and 4.2, and may reduce the level of Matching Contributions and/or Mondelēz Global Basic Contributions (even to zero) allocable to any Participant pursuant to subsection 5.1 or 5.3.

9.2. Compensation for Limitation/Testing Purposes. “Compensation” for purposes of this Section 9 shall mean:

(a)	the Participant’s wages, salary, commissions, bonuses and other amounts received (in cash or kind) from any Employer or Related Company for personal services actually rendered in the course of employment and includable in gross income, including taxable fringe and welfare benefits, nonqualified stock options taxable in the year of grant, amounts taxable under a section 83(b) election, nondeductible moving expenses and amounts that are includible in gross income under Code section 409A or because they are constructively received, but excluding distributions from any deferred compensation plan (qualified or nonqualified), amounts realized from the exercise of (or disposition of stock acquired under) any nonqualified stock option or when restricted stock becomes freely transferable or is no longer subject to a substantial risk of forfeiture, and other benefits given special tax treatment, all as determined in accordance with Treas. Reg. § 1.415(c)-2(b) and (c), plus

(b)	any amounts contributed on the Participant’s behalf to a plan sponsored by an Employer or Related Company pursuant to a salary reduction agreement which are not includable in gross income pursuant to section 125, 402(e)(3), 402(h) or 132(f)(4) of the Code, up to the maximum limit for that year under Code section 401(a)(17). To be included in Compensation for any Plan Year, the amounts described above must be actually paid or made available (or treated as paid in the case of amounts described in paragraph (b) next above) within the Plan Year and prior to the Participant’s severance from employment with the Employer and Related Companies, subject to the following:

(i)	amounts earned during a Plan Year but not paid during that Plan Year solely because of the timing of pay periods shall be included in Compensation if such amounts are paid during the first few weeks of the following Plan Year, they are included on a uniform and consistent basis with respect to similarly situated employees, and no compensation is included in more than one Plan Year;

(ii)

payments made by the later of 2 1/2 months after a Participant’s severance from employment or the end of the Plan Year that includes the severance from employment shall be included in Compensation to the extent that they are:

(1)	amounts which, absent a severance from employment, would have been paid to the Participant had he continued in employment with the Employer or Related Company and are regular compensation for services during the Participant’s regular working hours or for services outside the regular working hours (such as overtime or shift differentials), commissions, bonuses, or other similar compensation;

(2)	payments for unused accrued bona fide sick, vacation or other leave but only if the Participant would have been able to use the leave if employment had continued; or

(3)	payments received by a Participant pursuant to a nonqualified unfunded deferred compensation plan but only if the payment would have been paid to the Participant at the same time if the employee had continued in employment with the Employer or Related Company and only to the extent that the payment is includible in the Participant’s gross income;

provided, however, that amounts described in clauses (2) and (3) next above shall be included in Compensation only to the extent that they would have been included if they were paid prior to severance from employment.

Any payment not described in the preceding sentence is not considered Compensation for purposes of this Section 9 if it is paid after severance from employment with the Employer or Related Company, even if it is paid within the period described in the preceding sentence, including without limitation, severance pay paid after severance from employment or payments under a nonqualified deferred compensation plan that would not have been paid absent severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code section 414(u)(1)) to the extent that these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer or Related Company rather than entering qualified military service.

9.3. Limitations on Annual Additions. Notwithstanding any other provisions of the Plan to the contrary, and except to the extent permitted under subsection 4.1(b) of the Plan and section 414(v) of the Code with respect to catch-up Before Tax Contributions, a Participant’s Annual Additions (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

(a)	$50,000 (indexed for cost-of-living increases in accordance with regulations under section 415(d) of the Code); or

(b)	100 percent of the Participant’s Compensation for that Plan Year, calculated as if each Section 415 Affiliate (defined below) were a Related Company,

reduced by any Annual Additions for the Participant for the Plan Year under any other defined contribution plan of an Employer or a Related Company or Section 415 Affiliate, provided that, if any other such plan has a similar provision, the reduction shall be pro rata. The term “Annual Additions” means, with respect to any Participant for any Plan Year, the sum of all contributions allocated to a Participant’s Accounts under the Profit Sharing Fund for such year, excluding Rollover Contributions and any Before-Tax Contributions to the Profit Sharing Fund that are distributed as excess deferrals in accordance with subsection 9.5, but including any After-Tax Contributions treated as excess aggregate contributions under subsection 9.7, to the extent applicable. The term Annual Additions shall also include employer contributions allocated for a Plan Year to any individual medical account (as defined in section 415(1) of the Code) of a Participant and any amount allocated for a Plan Year to the separate account of a Participant for payment of post-retirement medical benefits under a funded welfare benefit plan (as described in section 419A(d)(2) of the Code), which is maintained by an Employer or a Related Company or Section 415 Affiliate; provided, however, that the compensation limit referred to in paragraph (b) above shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition. “Section 415 Affiliate” means any entity that would be a Related Company if the ownership test of section 414 of the Code was “more than 50%” rather than “at least 80%.”

9.4. Annual Dollar Limit on Before-tax Contributions. In no event shall the Before-Tax Contributions for a Participant to the Profit Sharing Fund and any other elective deferrals (as defined in section 402(g)(3) of the Code) under any other cash-or-deferred arrangement maintained by an Employer or a Related Company for any taxable year exceed the amount permitted under section 402(g) of the Code. If during any taxable year a Participant is also a participant in any other cash-or-deferred arrangement, and if his elective deferrals made under such other arrangements together with his Before-Tax Contributions exceed the maximum amount permitted for the Participant for that year under section 402(g) of the Code, the following provisions shall apply:

(a)	The Participant, not later than April 1 following the close of such taxable year, may request the Administrative Committee to direct the Trustee to distribute all or a portion of such excess to him, together with any gains or losses allocable thereto for that Plan Year.

(b)	Such gains and losses shall be determined in accordance with any reasonable method adopted by the Administrative Committee that complies with Treas. Reg. § 1.402(g)-1(e)(5) and is used consistently for all Participants and all corrective distributions for such year.

(c)	Any such request shall be in writing and shall include adequate proof of the existence of such excess, as determined by the Administrative Committee in its sole discretion. If the Administrative Committee is so notified, such excess amount shall be distributed to the Participant no later than the April 15 following the close of the Participant’s taxable year.

(d)	In addition, if the applicable limitation for a Plan Year is exceeded with respect to this Plan alone, or this Plan and another plan or plans of the Employers and Related Companies, the Administrative Committee shall direct such excess Before-Tax Contributions (with allocable gains or losses for that Plan Year) to be distributed to the Participant as soon as practicable after the Administrative Committee is notified of the excess deferrals by the Company, an Employer or the Participant, or otherwise discovers the error (but no later than the April 15 following the close of the Participant’s taxable year).

9.5. Satisfaction of Code Section 401(k)(3). The Plan shall satisfy the nondiscrimination requirements of section 401(k)(3) using the safe harbor provisions of section 401(k)(13) and the matching contribution requirement of section 401(k)(13)(D)(i)(I).

9.6. Satisfaction of Code Section 401(m)(2). The Plan shall satisfy the nondiscrimination requirements of Code section 401(m) as follows:

(a)	with respect to Matching Contributions, by using the ACP safe harbor provisions of Code section 401(m)(12); and

(b)	with respect to After-Tax Contributions, by using the actual contribution percentage test (the “ACP Test”) of section 401(m)(2) and Treas. Reg. §1.401(m)-2, which is incorporated herein by reference, and by applying the current year testing method and disregarding Matching Contributions but taking into account Qualified Matching Contributions to the extent determined by the Administrative Committee. For purposes of the ACP Test for the Plan Year ending December 31, 2012, the following amounts shall be taken into account: (i) all After-Tax Contributions made for calendar year 2012 under (a) the Kraft Plan prior to the Spin Date which were spun off and transferred to the Plan, and (b) the Plan on or after the Spin Date, and (ii) the aggregate compensation of Transferred Mondelēz Global Employees and Former Cadbury Employees who are eligible employees or Participants that would be taken into account for such purpose for calendar year 2012 under both the Kraft Plan and the Plan.

9.7. Correction Under Section 401(m) Test. In the event that After-Tax Contributions made under the Plan for any Plan Year do not initially satisfy the ACP test of section 401(m)(2) and Treas. Reg. § 1.401(m)-2, the following provisions shall apply:

(a)

Excess Aggregate Contributions (as defined below) shall be distributed to the Highly Compensated Participants to whose accounts such Excess Aggregate Contributions were allocated for such Plan Year, together with any gains or losses allocable thereto for that Plan Year. Excess Aggregate Contributions shall be allocated to the Highly Compensated Participants with the largest amount of After-Tax Contributions taken into account under the ACP Test for the Plan Year in which the excess arose, beginning with the Highly Compensated Participant with the largest amount of such contributions and continuing in descending order until all the Excess Aggregate Contributions have been allocated.

(b)	The term “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of:

(i)	the aggregate amount of After-Tax Contributions actually taken into account in computing the Highly Compensated group contribution percentage for such Plan Year, over

(ii)	the maximum aggregate amount of After-Tax Contributions permitted under the ACP Test for such Plan Year (determined by hypothetically reducing the After-Tax Contributions made on behalf of Highly Compensated Participants in order of their contribution percentages beginning with the highest of such percentages).

(c)	The gain or loss allocable to Excess Aggregate Contributions shall be determined in accordance with any reasonable method adopted by the Administrative Committee that complies with Treas. Reg. § 1.401(m)-2(b)(2)(iv)(B) and is used consistently for all Participants and all corrective distributions for such year.

(d)	Excess Aggregate Contributions shall be deemed attributable to, first, any unmatched After-Tax Contributions and then (if necessary) matched After-Tax Contributions.

The Administrative Committee shall make any necessary distribution no later than the close of the Plan Year following the Plan Year in which such Excess Aggregate Contributions were contributed.

9.8. Forfeiture of Matching Contributions. Matching Contributions which are attributable to Before-Tax Contributions or After-Tax Contributions distributed as excess Annual Additions, excess deferrals or Excess Aggregate Contributions, as the case may be, shall be forfeited as of the end of the Plan Year to which such corrective distributions relate and treated in the same manner as any other forfeiture under the Plan.

9.9. Highly Compensated. An employee or Participant shall be “Highly Compensated” for any Plan Year if:

(a)	during that Plan Year or the preceding Plan Year, he was at any time a 5 percent owner of an Employer or a Related Company; or

(b)	during the preceding Plan Year he received Compensation in excess of $110,000 (indexed for cost-of-living adjustments under section 415(d) of the Code).

9.10. Separate Testing of Early Eligible Group. Notwithstanding the foregoing provisions of this Section 9, the Administrative Committee may elect, in accordance with applicable Treasury regulations, to apply the ACP Test under subsection 9.6 separately with respect to all eligible employees who would not have been eligible to participate in the Plan for that Plan Year had the Plan utilized the maximum age and service requirements for eligibility permitted by the Code.

SECTION 10

Vesting Service, Vesting and Termination Dates

10.1. Determination of Vesting Service and Vested Interest. A Participant at all times shall have a fully vested, nonforfeitable interest in his Before-Tax Account, After-Tax Account, Qualified Matching Account, Qualified Nonelective Contribution Account (even if the Participant is not actively employed at the time the Qualified Nonelective Contribution Account is established), Rollover Account and QVEC Account. A New Thrift Participant shall become fully vested in his Mondelēz Global Basic Contribution Account upon completion of two Years of Service. A Participant shall become fully vested in the portion of his Matching Account attributable to Before-Tax and After-Tax Contributions made (1) to the Kraft Plan on or after January 1, 2008 and prior to the Spin Date and transferred to this Plan, or (2) to this Plan, upon completion of two Years of Service. A Participant shall become vested in the portion of his Matching Account attributable to Before-Tax and After-Tax Contributions made to the Kraft Plan for periods prior to January 1, 2008 and transferred to this Plan in accordance with the following schedule:

Completed Years of Service	Percent Vested

Less than 2	0%
2	25%
3	50%
4	75%
5	100%

Notwithstanding the foregoing, a Participant shall be 100% vested in the amount of any cash dividend payable with respect to shares of Employer Common Stock (or with respect to units representing such shares) that are allocated to his Account and held under the ESOP Fund, regardless of whether such dividend is distributed in cash pursuant to subsection 11.5 or reinvested in the Participant’s Account. In addition, a Participant shall be 100% vested in the amount of any cash dividend payable with respect to shares of Altria Group Common Stock, PMI Common Stock or KFGI Common Stock (or units representing such shares) that are allocated to the Participant’s Account. For purposes of this subsection 10.1, a Participant’s “Years of Service” on and after the Spin Date will be computed in accordance with paragraph 3.1(a) regardless of whether he is a full-time employee or a part-time or seasonal employee. Notwithstanding the foregoing provisions of this subsection 10.1, if an employee or Participant terminates employment with the Employers and Related Companies when he does not have a vested right to any portion of his Matching Account and, if applicable, Mondelēz Global Basic Account under this subsection 10.1, and if the number of his consecutive One Year Breaks in Service (as defined in subsection 3.3) equals or exceeds the greater of five (5) or the aggregate number of his Years of Service prior to the first such One Year Break in Service, then his Years of Service prior to such break shall be erased and, if he is later employed or reemployed by an Employer or a Related Company, he shall be considered a new employee for purposes of this subsection 10.1; provided, however, that this sentence shall not apply to an employee or Participant who has made Before-Tax Contributions to the Plan except with respect to Years of Service (if any) which, as of December 31, 2005, were erased by reason of a period of One Year Breaks in Service ending on or before that date.

10.2. Accelerated Vesting. Notwithstanding the foregoing provisions of this Section 10, a Participant shall have a fully vested, nonforfeitable interest in all his Accounts when he attains age 65, dies or becomes permanently and totally disabled while employed by an Employer or a Related Company. A Participant who was a participant in one of the GF Plans (as defined in subsection 11.4) shall be fully vested upon his retirement at or after attainment of age 55. In addition, in the event of the Plan’s termination (in accordance with subsection 15.2) or partial termination (as determined under applicable law and regulations) or the complete discontinuance of Employer contributions to the Plan, each affected Participant shall be fully vested in all his Accounts. The Administrative Committee in its discretion may also determine that the Accounts of Participants affected by a divestiture, plant closing or termination of an operation shall be fully vested, even though such event does not constitute a partial termination. For purposes of this subsection 10.2, a Participant will be considered “permanently and totally disabled” if either (i) the Participant has been determined to be permanently and totally disabled under the terms of an Employer’s long term disability plan in which the Participant participates, or (ii) the Participant has received a determination of disability by the Social Security Administration.

10.3. Termination Date. If a Participant is terminated for any reason, his “Termination Date” generally will be the last day for which he is paid wages or salary for services performed for the Employers and Related Companies, unless he is terminated while on an unpaid leave of absence, in which case his Termination Date will be the day as of which he is notified of his termination or resigns (whichever is applicable). In the case of a Former Cadbury Employee, his Termination Date shall be his Termination Date under the Kraft Plan (as defined thereunder and determined with respect thereto).

10.4. Distribution of Before-Tax Account Only Upon Severance From Employment. Notwithstanding any provision of this Plan to the contrary, a Participant may not commence distribution of the portion of his Account attributable to his Before-Tax Contributions and/or his Qualified Nonelective Contribution Account prior to the date he attains age 59 1/2, even though his employment with the Employers and Related Companies has terminated and he is otherwise eligible for a distribution under Section 12, unless or until he also has a “severance from employment” (within the meaning of section 401(k)(2) of the Code) as of such date. Notwithstanding the foregoing, effective for distributions in Plan Years beginning after December 31, 2001, and subject to the other provisions of the Plan regarding distribution, distribution shall not be prohibited by reason of this subsection 10.4 as of any date after December 31, 2001 with respect to a Participant who has severed from employment (within the meaning of section 401(k)(2) of the Code) as of such date, regardless of when the severance from employment occurred. For purposes of section 401(k)(2) of the Code and this subsection 10.4, a Participant will be treated as having incurred a severance from employment during any period the Participant is performing service for a period in excess of 30 days in the uniformed services (as described in Code section 3401(h)(2)(A)). If a Participant elects to receive a distribution by reason of such severance from employment, the Participant may not make Before-Tax Contributions or After-Tax Contributions to the Plan during the six-month period beginning on the date of such distribution.

SECTION 11

Loans and Withdrawals of Contributions While Employed

11.1. Loans to Participants. The Administrative Committee, upon request by a Participant who is an employee of an Employer or a Related Company (excluding any employee on layoff or a leave of absence without pay) or who is a “party in interest” with respect to the Plan (as such term is defined in section 3(14) of ERISA), may authorize a loan to be made to the Participant from his vested interest in the Trust Fund, subject to the following:

(a)	The minimum loan amount is $1,000. No loan shall be made to a Participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him under this Plan and under any other qualified retirement plans maintained by the Related Companies would exceed the lesser of:

(i)	$50,000, reduced by the excess, if any, of:

(A)	the highest outstanding balance of all loans to the Participant from the plans during the one-year period ending on the day immediately before the date on which the loan is made; over

(B)	the outstanding balance of loans from the plans to the Participant on the date on which such loan is made; or

(ii)	the combined values of the Participant’s After-Tax, Before-Tax, Mondelēz Global Basic Contribution and Rollover Accounts; and no loan shall be made to a Participant from the Plan in an amount that would exceed one-half of the total vested balance of the Participant’s Accounts under the Plan as of the date the loan is made.

(b)	Each loan to a Participant shall be charged against the Participant’s Accounts in the order and manner determined by the Administrative Committee, and shall be charged pro rata against each Investment Fund in which such Accounts are invested.

(c)	Each loan shall be evidenced by a written note providing for:

(i)	a repayment period of 12 through 60 months, inclusive;

(ii)	a reasonable rate of interest (as determined below);

(iii)	substantially equal payments of principal and interest over the term of the loan no less frequently than quarterly; and

(iv)	such other terms and conditions as the Administrative Committee shall determine.

The interest rate shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances and shall be a fixed rate for the life of the loan, except to the extent that a reduction in the interest rate is required by Federal law during a period of military service. The interest rate which applies to a loan shall be the rate in effect on the date that the loan application is made by the Participant.

(d)	A loan shall be the borrowing Participant’s individual investment within the Loan Account.

(e)	Payments of principal and interest to the Trustee with respect to any loan to a Participant:

(i)	shall reduce the outstanding balance with respect to that loan;

(ii)	shall reduce the balance of the Loan Account holding the promissory note reflecting that loan;

(iii)	shall be credited to the Participant’s Accounts in the reverse order in which they were charged; and

(iv)	shall be invested in the Investment Funds in accordance with his current investment directions with respect to such Accounts.

(f)	A Participant’s obligation to repay a loan (or loans) from the Plan shall be secured by the Participant’s vested interest in the Plan. The note evidencing the loan, the security agreement and the payroll deduction authorization shall each be executed by the Participant by entry of his password into the Access System. Endorsement of the loan check shall constitute the Participant’s affirmation of the note, security agreement and payroll deduction authorization set forth in the written confirmation sent to the Participant after he made his loan request.

(g)	Generally, loan repayments will be made by automatic payroll deductions. However, during any period when payroll deduction is not possible or is not permitted under applicable law, repayment will be made by check or money order sent to the Plan’s service center. The obligation to repay a loan shall be suspended during periods of military service to the extent permitted under section 414(u)(4) of the Code and the regulations thereunder. A Participant’s loan repayment obligation shall not be suspended on account of the Participant’s filing of a bankruptcy petition under the United States Bankruptcy Code, notwithstanding that the Participant voluntarily or involuntarily ceases loan repayments by payroll deduction or otherwise.

(h)	The loan may be prepaid in full, without penalty, at any time after it has been outstanding for 12 months. In the event of early repayment of the loan, the Participant may not apply for a new loan until at least 7 days after the prior loan’s repayment.

(i)	Any loan to a Participant shall become immediately due and payable without notice of any kind upon his Termination Date. Notwithstanding any other provision of the Plan to the contrary, if the outstanding balance of principal and interest on any loan is not paid within the grace period established by the Administrative Committee for a delinquent payment (not later than the end of the calendar quarter following the quarter in which it is due) or within 90 days after acceleration in accordance with the preceding sentence, a default shall occur and the Trustee shall apply all or a portion of the Participant’s vested interest in the Plan in satisfaction of such outstanding obligation, but only to the extent such vested interest (or portion thereof) is then distributable under applicable provisions of the Code. If necessary to satisfy the entire outstanding obligation, such application of the Participant’s vested interest may be executed in a series of actions as amounts credited to the Participant’s Accounts become distributable. Any partial payments shall be applied first to the payment of accrued interest and thereafter to the payment of outstanding principal. During any period that an active Participant has a defaulted loan outstanding with respect to which amounts are not distributable as described in this subsection 11.1(i), interest shall continue to accrue on the outstanding balance of the loan at the rate determined under paragraph (c) next above. While he remains an active employee, such Participant may elect to repay the outstanding loan balance (including any accrued interest) in accordance with uniform procedures established by the Administrative Committee. Any loan repayments made in accordance with the preceding sentence shall be allocated to the Participant’s After-Tax Account.

(j)	If distribution is to be made to a Beneficiary in accordance with subsection 12.2, any outstanding promissory note of the Participant shall be canceled and the unpaid balance of the loan, together with any accrued interest thereon, shall be treated as a distribution to or on behalf of the Participant immediately prior to commencement of distribution to the Beneficiary.

(k)	The Administrative Committee shall establish uniform procedures for applying for a loan, evaluating loan applications, setting reasonable rates of interest, and loan fees, which shall be communicated to Participants in writing or such other manner as may be permitted under applicable law. A Participant may have only one loan outstanding at any time under the Plan and, for this purpose, loans outstanding under any plan of the Employers or any Related Company shall be considered a loan under the Plan. If a Participant has any loan outstanding under any defined contribution plan sponsored by the Employers or any Related Company, any such loan must be repaid in full before the Participant may obtain a loan from the Plan.

(l)	Loans to Transferred Mondelēz Global Employees and Former Cadbury Employees that are in effect under the Kraft Plan immediately prior to the Spin Date and are transferred to this Plan shall remain in effect under this Plan under the same terms and conditions.

11.2. Withdrawals During Employment. Subject to the provisions of paragraph 11.3(c), a Participant whose Termination Date has not yet occurred and who incurs a Hardship (as defined in subsection 11.3) may elect to withdraw all or part of his interest in his Accounts, as provided and in the order set forth below:

(a)	up to 100% of his After-Tax Account, and the earnings thereon, in the following order:

(i)	first, from the After-Tax Contributions (excluding any earnings thereon) made by the Participant prior to January 1, 1987; and

(ii)	then, from the balance of his After-Tax Account;

(b)	up to 100% of his Rollover Account;

(c)	up to 100% of the Before-Tax Contributions credited to his Before-Tax Account and any earnings credited to such account as of December 31, 1988; and

(d)	up to 100% of his QVEC Account.

Any such Hardship withdrawal is subject to a minimum amount of $500. A Participant who does not have at least $500 in the Accounts listed above is ineligible for a Hardship withdrawal. Once a Participant attains age 59 1/2, he may withdraw all or any portion of his entire vested Account balance regardless of whether he has a Hardship.

11.3. Determination of Hardship. A withdrawal will not be considered to be made on account of “Hardship” unless the following requirements are met:

(a)	The withdrawal is requested because of an immediate and heavy financial need of the Participant, and will be so deemed if the Participant represents that the withdrawal is made on account of:

(i)	uninsured expenses for medical care described in section 213(d) of the Code incurred by the Participant, his spouse or any dependent of the Participant or necessary for such persons to obtain such medical care;

(ii)	costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

(iii)	payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or his spouse, children, or dependents;

(iv)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(v)	past due taxes, past due child support, and other past due obligations, or the cost of repairs to the Participant’s car which is needed to commute to or from work.

(b)	The withdrawal must also be necessary to satisfy an immediate and heavy financial need of the Participant. It will be considered necessary if the Administrative Committee determines that the amount of the withdrawal does not exceed the amount required to relieve the financial need (taking into account any applicable income or penalty taxes resulting from the withdrawal) and if the need cannot reasonably be relieved from other resources that are available to the Participant. In making this determination, the Administrative Committee may reasonably rely on the Participant’s written representation that the need cannot be relieved:

(i)	through reimbursement or compensation by insurance or otherwise;

(ii)	by reasonable liquidation of the Participant’s assets;

(iii)	by ceasing to make Before-Tax or After-Tax Contributions to the Plan (or any other plan of the Employer permitting deferral of compensation);

(iv)	by other currently available distributions (including a distribution of ESOP dividends pursuant to subsection 11.5); or

(v)	by a loan pursuant to subsection 11.1 or any nontaxable (at the time of the loan) loans from any plan maintained by an Employer or Related Company or by borrowing from commercial sources on reasonable commercial terms.

A need cannot reasonably be relieved by one of the actions described in this paragraph (b) if the effect of the action would be to increase the amount of the need.

(c)	The withdrawal must be made pursuant to a written request to the Administrative Committee, which request shall include any representation required by this subsection 11.3 and adequate proof thereof, as determined by the Administrative Committee in its sole discretion.

11.4. Withdrawals From General Foods Account Balances During Employment. A Participant whose Termination Date has not yet occurred and whose Accounts include monies transferred to the Kraft Plan from either the General Foods Employee Thrift-Investment Plan or the General Foods Employee Thrift-Investment Plan for Salaried Employees (the “GF Plans”), and subsequently transferred to the Plan, may withdraw the portion of his After-Tax Account attributable to after-tax contributions and the earnings thereon credited to the GF Plans immediately prior to such transfer, and, if he has been a participant in the GF Plan and the Plan together for at least 5 years, the portion of his Matching Account attributable to matching contributions and the earnings thereon credited to the GF Plans immediately prior to such transfer. A Participant who is eligible to make a withdrawal under this subsection 11.4 must withdraw the full amount available to him before he makes a Hardship withdrawal under subsection 11.2.

11.5. Withdrawals of Dividends During and After Employment. Subject to such rules and conditions as the Administrative Committee shall prescribe on a uniform, consistent and nondiscriminatory basis, a Participant or Beneficiary may elect to have any cash dividend payable with respect to shares of Employer Common Stock (or with respect to units representing such shares) allocated to his Account and held under the ESOP Fund as of the Ex-dividend Date for such dividend distributed to the Participant or Beneficiary in cash not later than ninety (90) days after the close of the Plan Year in which such dividend is paid. If a Participant or Beneficiary fails to make the election described in the preceding sentence, any such dividends shall be paid to the Subpart designated as the ESOP Fund and reinvested in Employer Common Stock (or in additional units representing such shares) to be allocated to the Participant’s or Beneficiary’s Account.

11.6. Form of Withdrawals. All loan proceeds shall be paid in cash. Withdrawals from the Altria Group Stock Fund, the Mondelēz International Stock Fund, the Philip Morris International Stock Fund or the KFGI Stock Fund shall be made in cash, except to the extent that the Participant elects to receive whole shares of Altria Group Common Stock, Mondelēz International Common Stock, PMI Common Stock or KFGI Common Stock, respectively, and withdrawals from the other Investment Funds shall be made in cash. Notwithstanding the provisions of the preceding sentence to the contrary, withdrawals described in subsection 11.5 and Hardship withdrawals shall be made solely in cash.

11.7. Loans During Employment Pursuant to Midwestern Disaster Relief Legislation.

(a)	Maximum Amount. For the purpose of determining the maximum amount of a loan which may have been made to a Participant who is a Qualified Storm Damage Individual (as defined below) during the period beginning on October 3, 2008 and ending on December 31, 2009 under the Kraft Plan that is transferred to this Plan, subsection 11.1(a) was applied by (A) substituting “$100,000” for “$50,000” in subsection 11.1(a)(i), and (B) deleting the words “one-half of” in subsection 11.1(a)(ii).

(b)

Temporary Suspension of Repayments. If a Qualified Storm Damage Individual had a loan outstanding on or after the Applicable Disaster Date (as defined below) under the Kraft Plan that is transferred to this Plan, the due date for any repayment with respect to such loan which occurred during the period beginning on the Applicable Disaster Date and ending on December 31, 2009 may have been delayed for up to 12 months. Any subsequent repayments with respect to such loan shall be adjusted to reflect the delayed due date and any interest accruing during the period of such delay. Any delay permitted under this subsection (b) shall be disregarded in determining the maximum 60 month period and the term of the loan under subsection 11.1(c)(i) and (iii), respectively.

(c)	Definitions. For purposes of this subsection 11.7:

(i)	the term “Qualified Storm Damage Individual” means an individual described in Code section 1400Q(c)(3), as modified by the Heartland Disaster Tax Relief Act of 2008 (“HDTRA”); and

(ii)	the term “Applicable Disaster Date” means the date determined pursuant to Section 702(c)(3) of HDTRA.

SECTION 12

Distributions

12.1. Distributions to Participants After Termination of Employment. If a Participant’s Termination Date occurs (for a reason other than his death), the vested portions of his Accounts shall be distributed in accordance with the following provisions of this subsection 12.1, subject to the provisions of subsection 10.4 and 12.4 and uniform rules established by the Administrative Committee:

(a)	If the value of the vested portions of the Participant’s Accounts (including any loans outstanding on his Termination Date) does not exceed $1,000, determined as of the Accounting Date coincident with or next following his Termination Date, such vested portions, less any outstanding loan balance distributable in accordance with subsection 11.1(i), shall be distributed to him approximately 90 days following notification, in a lump sum payment. In the event that immediate distribution is not made based upon the value of the Participant’s Accounts as of the Accounting Date coincident with or next following his Termination Date and the value of the vested portions of such Accounts (including any loans outstanding) subsequently fails to exceed $1,000, determined as of any Accounting Date following his Termination Date, then to the extent the Participant has not yet elected to receive (or begin receiving) a distribution in accordance with paragraph (b) next below, such vested portions, less any outstanding loan balance distributable in accordance with subsection 11.1(i), shall be distributed to him approximately 30 days following notification, in a lump sum payment.

(b)

If the value of the vested portions of the Participant’s Accounts (including any loans outstanding on his Termination Date) exceeds the cash-out limit described in paragraph (a) next above, determined as of the Accounting Date coincident with or next following his Termination Date, such vested portions, less any outstanding loan balance distributable in accordance with subsection 11.1(i), shall be distributed (or shall begin to be distributed) to the Participant on (or as soon as practicable after) the Distribution Date (as defined in paragraph (c) below) he elects, by one of the following methods chosen by the Participant:

(i)	by payment in a lump sum; or

(ii)	by payment in a series of monthly, quarterly, semi-annual or annual installments for a period selected by the Participant that complies with subsection 12.4 (the amount of each installment as of each applicable Accounting Date shall be equal to the product of the Participant’s then Account balances multiplied by a fraction, the numerator of which is one and the denominator of which is the difference between the number of installments selected and the number of installments previously paid); or

(iii)	by payment in a series of monthly, quarterly, semi-annual or annual installments of a fixed dollar amount (not less than $50.00) specified by the Participant until the account balance is completely liquidated; provided, however, that a Participant may elect to change the fixed dollar amount of such installments (subject to the $50.00 minimum amount and without changing the frequency of payments) subject to the uniform rules established by the Administrative Committee.

A Participant receiving payments in the form of installments may elect to accelerate payment and have his remaining vested Account balance distributed to him in a lump sum payment as soon as practicable after the date his acceleration election is submitted to the Administrative Committee. Notwithstanding the foregoing, (1) unless a Participant elects otherwise in accordance with this subsection 12.1, distribution of the portion, if any, of the Participant’s Account invested in the ESOP Fund shall be made in a single payment, and (2) in the event the Participant elects to receive a distribution of all or a portion of his Account in the form of whole shares of Altria Group Common Stock, Mondelēz International Common Stock, PMI Common Stock or KFGI Common Stock, respectively, and to receive installment payments under Section 12.1(b)(ii) or (iii), such installments must be paid annually.

(c)

A Participant’s “Distribution Date” shall mean the Accounting Date as of which a payment in any form is made to him pursuant to this Section 12, without regard to any reasonable administrative delay; provided, however, that in the event of an election of an annuity under clause (b)(iii) above, the Distribution Date shall be no later than the date payment is irrevocably made on behalf of the Participant to the insurance company issuing the annuity contract. A Participant may elect that his Distribution Date occur as of any Accounting Date occurring on or after his Termination Date (but not retroactively and not later than the Participant’s Required Beginning Date), provided that no election of a Distribution Date will be valid if it is made more than 90 days prior to such date and further provided that the distribution shall not commence earlier than 30 days after the Participant is given the direct rollover notice required under section 402(f) of the Code and the notice required under Treasury regulation section 1.411(a)-11(c) unless the Participant has been informed of his right to a period of at least 30 days to consider the decision of whether or not to elect a direct rollover and whether or not to elect a distribution, and the Participant, after receiving such notices, affirmatively elects the distribution.

(d)	Notwithstanding the foregoing provisions of this subsection 12.1, a Participant may elect one partial lump sum payment of any portion of such balance; provided, however, that the partial lump sum payment must be in an amount equal to or greater than $1,000. Any such election may be made at any time after his Termination Date, provided his Distribution Date with respect to a distribution under paragraph (b) next above has not yet occurred. Any such partial lump sum distribution shall be charged against his Accounts and his interests in the Investment Funds in such order and proportion as the Administrative Committee shall determine in accordance with uniform rules it establishes. If a partial lump sum distribution is taken after calculated installment payments have commenced pursuant to subsection (b)(ii) next above, the amount of the remaining installments will be reduced proportionately to reflect such lump sum payment.

12.2. Distributions to Beneficiaries. Subject to subsection 12.4, the following rules shall apply if a Participant dies while any vested portion of his Accounts remain undistributed:

(a)	If the Participant dies before benefit payments to him have commenced, the vested balance of his Accounts, less any outstanding loan balance distributable in accordance with paragraph 11.1(j), shall be distributed as follows:

(i)	If the value of the vested portion of the Participant’s Accounts (less the outstanding loan balance) does not exceed $1,000, determined as of the Accounting Date coincident with or next following his date of death, or, if the Beneficiary is not the Participant’s surviving spouse, such vested portion (less the outstanding loan balance) shall be distributed to his Beneficiary as soon as practicable after the Accounting Date following the date of his death, in a lump sum payment.

(ii)	If the value of the vested portion of the Participant’s Accounts (less the outstanding loan balance) exceeds $1,000, determined as of the Accounting Date coincident with or next following his date of death, and the Beneficiary is the Participant’s spouse, such vested portion (less the outstanding loan balance) shall be distributed to his Beneficiary as of any Accounting Date following the date of his death selected by the Beneficiary (in compliance with subsection 12.4), in one of the methods described at paragraph 12.1(b) as chosen by the Beneficiary.

Notwithstanding the foregoing, unless the Beneficiary elects otherwise, distribution of the portion of an Account invested in the ESOP Fund shall be distributed in a single payment.

(b)	If a Participant dies after benefit payments to him have commenced, the vested balance, if any, of his Accounts shall continue to be distributed to his Beneficiary in accordance with the method of distribution selected by the Participant; provided, however, that the Beneficiary may elect to accelerate the payments and to have such remaining vested balances distributed in a lump sum payment as soon as practicable after the Accounting Date next following the date the Beneficiary’s acceleration election is filed with the Administrative Committee.

12.3. Forfeitures and Restorations of Non-Vested Contributions. If a Termination Date occurs with respect to a Participant who is not fully vested in his Accounts (as determined under Section 10), the following rules shall apply:

(a)	The non-vested portion of his Accounts shall be forfeited as of the earlier of the date as of which the vested portion of his Accounts is distributed to him or the date the Participant incurs five consecutive One Year Breaks in Service. If a Participant terminates employment with the Employers and Related Companies when he does not have a vested right to any portion of his Accounts attributable to Employer contributions (including, for such purpose, Before-Tax Contributions), such Participant shall be treated as receiving a distribution of the vested portion of his Accounts on such date following such Participant’s Termination Date as determined by the Administrative Committee in accordance with uniform procedures, provided he is not employed by an Employer or a Related Company on that date.

(b)	If a forfeiture occurs due to the distribution of the vested portion of the Participant’s Accounts, and the Participant is reemployed by an Employer or a Related Company before he incurs five consecutive One Year Breaks in Service, the Matching Contributions, Mondelēz Global Basic Contributions, and the earnings thereon which are forfeited under paragraph (a) next above shall be restored, with adjustment for earnings in accordance with uniform rules established by the Administrative Committee, as soon as practicable after his reemployment.

(c)	If a forfeiture occurs due to the distribution of the vested portion of the Participant’s Accounts, and the Participant is reemployed by an Employer or Related Company after he incurs five consecutive One Year Breaks in Service, such reemployment shall have no effect on the forfeiture under paragraph (a) next above.

(d)	The restoration referred to in paragraph (b) next above shall be made first from current forfeitures, if any, under the Plan and then, if necessary, from a special Employer contribution to the Plan.

(e)	A restoration pursuant to paragraph (b) next above shall not be considered an annual addition for purposes of subsection 9.3.

(f)	If a Participant who is reemployed by an Employer or Related Company prior to incurring five consecutive One Year Breaks in Service received a distribution of the vested portion of his Matching Account contributed for Plan Years prior to January 1, 2008, the amount restored under paragraph (b) next above shall be maintained in a separate subaccount within the Participant’s Matching Account and his vested interest in each subaccount shall be determined in accordance with the rules set forth in Treasury regulation § 1.411(a)-7(d)(5)(iii)(A).

(g)	During the period between the Participant’s Termination Date and the date he is either reemployed by an Employer or Related Company or the date the non-vested portion of his Account is forfeited, such non-vested portion shall be credited to a forfeiture subaccount and invested in accordance with rules established by the Administrative Committee to minimize the risk of loss, and shall not be subject to the investment direction of the Participant.

(h)	All forfeitures under this subsection 12.3 shall be used to reduce Employer contributions under Section 5, except to the extent needed to restore prior forfeitures under paragraph (b) next above.

12.4. Limits on Commencement and Duration of Distributions. The following distribution rules are intended to conform distributions under the Plan to the requirements of section 401(a)(14) and 401(a)(9) of the Code and applicable regulations thereunder, including the minimum distribution incidental benefit requirement of section 401(a)(9)(G) of the Code, and, with respect to any portion of an Account invested in the ESOP Fund, to section 409(o) of the Code, and such provisions of law shall supersede any other provision of the Plan to the contrary:

(a)	Unless the Participant elects otherwise, distribution shall commence no later than 60 days after the close of the Plan Year in which the latest of the following events occurs: the Participant’s attainment of age 65; the 10th anniversary of the year in which the Participant began participating in the Plan; or the Participant’s Termination Date. The failure of a Participant to consent to a distribution is deemed to be an election to defer commencement of payment for purposes of the preceding sentence.

(b)	Solely in the case of that portion of an Account invested in the ESOP Fund, the Participant may elect that distribution commence to be made not later than one year after the close of the Plan Year:

(i)	in which the Participant separates from service by reason of attaining the age of sixty-five (65), death or disability; or

(ii)	which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service (except that this clause shall not apply if the Participant is reemployed by a Related Company before distribution is required to begin under this clause (ii)).

(c)

Notwithstanding any other provision herein to the contrary, distribution of a Participant’s Accounts shall commence to be made to him (or on his behalf) in the form of a lump sum distribution or, if elected by the Participant, in any other form permitted by paragraph 12.1(b), on or before his Required Beginning Date (as defined below) and each December 31 thereafter. (In the event a lump sum has been elected, each additional payment shall consist of a lump sum payment of all amounts then credited to his Accounts.) A Participant’s “Required Beginning Date” shall be the April 1 of the calendar year following the calendar year in which the later of the following events occurs: he attains age 70 1/2 or he terminates employment with the Employers and Related Companies, except that the latter shall not apply to a 5% owner. If a Participant (other than a 5% owner) to whom payment of required distributions has commenced in accordance with this paragraph 12.4(c) is reemployed by the Employer, required distributions shall be suspended during the periods of reemployment.

(d)	Required minimum distributions shall be governed by Supplement R to the Plan.

12.5. Beneficiary Designations. The term “Beneficiary” shall mean the Participant’s surviving spouse, except as otherwise provided below in this subsection 12.5:

(a)	If a Participant is not married at his death, or if the Participant is married but his spouse has consented (as provided below) to the designation of a person other than the spouse, the term Beneficiary shall mean such person or persons as the Participant designates to receive the vested portions of his Accounts upon his death. Such a designation may be made, revoked or changed (without the consent of any previously-designated Beneficiary except his spouse) only by an instrument signed by the Participant and filed with the Administrative Committee prior to his death. Any designation of a Beneficiary or Beneficiaries (as defined under and determined with respect to the Kraft Plan) in effect under the Kraft Plan immediately prior to the Spin Date shall remain in effect under this Plan, subject to revocation or change under this subsection 12.5(a).

(b)	A spouse’s consent to the designation of a Beneficiary other than the spouse shall be in writing, shall acknowledge the effect of such designation, shall be witnessed by a Plan representative or a notary public and shall be effective only with respect to such consenting spouse; provided, however, that no spousal consent to the designation of a person other than, or in addition to, the spouse as Beneficiary shall be required if (i) the Participant and his spouse are legally separated or the Participant has been abandoned (under applicable state law) and the Participant has a court order to that effect, or (ii) it is established to the satisfaction of the Administrative Committee that the spouse’s consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in applicable Treasury regulations. For purposes of the Plan, the term “spouse” means the person to whom the Participant is legally married at the relevant time. The Administrative Committee shall apply the state law in which the Participant resides to determine whether the Participant is legally married at the relevant time.

(c)	If a Participant dies with no surviving Beneficiary designated by him and no surviving spouse, his Beneficiary shall be his surviving children (in equal shares) or, if he has no living child, his estate.

(d)	Notwithstanding the foregoing provisions of this subsection 12.5, if (i) a Participant designates his spouse as beneficiary under the Plan in a beneficiary designation form filed with the Administrative Committee and not revoked prior to his death, and (ii) the Participant and such spouse are divorced after the date on which such beneficiary designation form is filed with the Administrative Committee and they are not married to each other on the date of the Participant’s death, then such former spouse shall be deemed to have predeceased the Participant for purposes of determining the Participant’s Beneficiary under the Plan; provided, however, that the provisions of this paragraph (d) shall not apply to the extent that (iii) the Participant designates the former spouse as beneficiary in a beneficiary designation form filed with the Administrative Committee after the date of dissolution of the Participant’s marriage to such former spouse, or (iv) a qualified domestic relations order provides that the former spouse shall be treated as the Participant’s surviving spouse for purposes of the Plan or otherwise assigns all or a portion of the Participant’s interest in the Plan to the former spouse as alternate payee.

12.6. Form of Payment. Distributions in accordance with this Section 12 from the Altria Group Stock Fund, the Mondelēz International Stock Fund, the Philip Morris International Stock Fund or the KFGI Stock Fund shall be made in cash, except to the extent that the Participant or Beneficiary elects to receive whole shares of Altria Group Common Stock, Mondelēz International Common Stock, PMI Common Stock or KFGI Common Stock, respectively. Distributions from Investment Funds other than the Altria Group Stock Fund, the Mondelēz International Stock Fund, the Philip Morris International Stock Fund or the KFGI Stock Fund shall be made in cash.

12.7. Facility of Payment. Notwithstanding the provisions of subsections 12.1 and 12.2, if, in the Administrative Committee’s opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, such committee may direct the Trustee to make payment to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

12.8. Interests Not Transferable. The interests of Participants and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of qualified domestic relations orders that relate to the provision of child support, alimony or marital rights of a spouse, child or other dependent and which meet such other requirements as may be imposed by section 414(p) of the Code or regulations issued thereunder. Notwithstanding any other provision of the Plan to the contrary, distribution of the entire portion of the Account balance of a Participant awarded to his alternate payee may be made in a lump sum payment, as soon as practicable after the Administrative Committee determines that such order is qualified, without regard to whether the Participant would himself be entitled under the terms of the Plan to withdraw or receive a distribution of such amount at that time, but only if the terms of the order provide for such immediate distribution either specifically or by general reference to any manner of distribution permitted under the Plan.

12.9. Absence of Guaranty. None of the Committees, MCEB, the Trustee, or the Employers in any way guarantee the assets of the Plan from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Plan held under the Trust.

12.10. Missing Participants or Beneficiaries. Each Participant and each designated Beneficiary must file with the Administrative Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or designated Beneficiary at his last post office address filed with the Administrative Committee, or, in the case of a Participant, if no address is filed with the Administrative Committee, then at his last post office address as shown on the Employers’ records, will be binding on the Participant and his designated Beneficiary for all purposes of the Plan. None of the Administrative Committee, the Employers, or the Trustee will be required to search for or locate a Participant or designated Beneficiary. In the event that a benefit which has become payable remains unclaimed after a reasonable period (determined by the Administrative Committee in accordance with uniform procedures established by it), such benefit shall be forfeited; provided, however, that any such benefit shall be reinstated if a claim is made for such benefit by the Participant or beneficiary entitled to it. The amount of any benefit so forfeited shall be retained in the trust and applied in accordance with subsection 12.3.

12.11. Direct Rollover Option. In accordance with uniform rules established by the Administrative Committee, each Participant, surviving spouse of a Participant, or alternate payee under a qualified domestic relations order within the meaning of section 414(p) of the Code who is due to receive an eligible rollover distribution from the Plan may direct the Administrative Committee to transfer all or a portion of such distribution directly to another eligible retirement plan. For purposes of this subsection, the terms “eligible rollover distribution” and “eligible retirement plan” as applied to any such individual shall have the meaning accorded such terms under section 401(a)(31) of the Code (or any successor provision thereto) and applicable Treasury regulations and notices thereunder. The following additional rules shall apply for purposes of this subsection 12.11:

(a)	Any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

(b)	A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income, except that any such portion may be transferred only to:

(i)	an individual retirement account or annuity described in section 408(a) or (b) of the Code;

(ii)	a qualified defined contribution retirement plan described in section 401(a) or 403(a) of the Code; or

(iii)	a defined benefit plan described in section 401(a) or an annuity contract described in section 403(b);

and, in each case, only if the receiving account, plan or annuity contract agrees to separately account for the amount so transferred (and the earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(c)	An “eligible retirement plan” includes an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, a qualified trust described in section 401(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and which agrees to separately account for amounts transferred into such plan from the Plan, and, to the extent permitted by applicable law, a Roth IRA described in Code section 408A, that accepts the distributee’s eligible rollover distribution.

(d)	Effective for distributions made with respect to a deceased Participant’s Beneficiary who is not a spouse but who is a designated beneficiary within the meaning of Code section 401(a)(9)(E), such Beneficiary may direct the Administrative Committee to transfer such distribution, or portion thereof, to an eligible retirement plan described in section 408(a) or 408(b) of the Code that is established for the purposes of receiving the distribution on behalf of such Beneficiary to the extent that such transfer is permitted by Code section 402(c)(11) and complies with uniform rules established by the Administrative Committee.

12.12. Distributions on Account of Permanent and Total Disability. For purposes of this Section12, a Participant will be considered to have terminated employment and will be entitled to a distribution of his vested Account balances when he is eligible for long term disability benefits under a disability plan sponsored by an Employer and determined by the Administrative Committee to be permanently and totally disabled (as defined in subsection 10.2).

12.13. Contributions Credited to Qualified Nonelective Contribution Account After Distribution Date. If a contribution of $1,000 or less is credited to an eligible Participant’s Qualified Nonelective Contribution Account after his Distribution Date, the Trustee shall distribute such contribution in a single lump sum cash payment to such Participant as soon as administratively practicable after the Trustee’s receipt of the contribution.

SECTION 13

No Reversion to Employers

No part of the corpus or income of the Trust shall revert to the Employers or be used for, or diverted to, purposes other than the exclusive benefit of Participants and Beneficiaries, subject to the following:

(a)	Each contribution made by an Employer under the Plan shall be conditioned upon its deductibility under section 404 of the Code. To the extent that the deduction of a contribution made by an Employer and conditioned upon deductibility is disallowed, the nondeductible amount shall be returned to the affected Employer within one (1) year after the deduction is disallowed.

(b)	If a contribution or any portion thereof is made by an Employer under a mistake of fact, the Trustee shall, upon written request of that Employer, return the amount of such contribution or portion, reduced by the amount of any losses thereon, to that Employer within one year after the date of payment.

(c)	If, upon termination of the Plan, any amounts are held under the Plan in a suspense account and such amounts may not be credited to the Accounts of Participants, such amounts will be returned to the Employers as soon as practicable after the termination of the Plan.

SECTION 14

Administration

14.1. Administrative Committee Membership and Authority. The Administrative Committee referred to in subsection 1.3 shall consist of one or more members appointed by the Executive Vice President, Human Resources of Kraft Foods (effective at and after the Effective Time, Mondelēz International) (“Executive Vice President, Human Resources”). Except as otherwise specifically provided in this Section 14, the Administrative Committee shall act by a majority of its then members, by meeting or by writing filed without meeting, and shall have the following discretionary authority, powers, rights and duties in addition to those vested in it elsewhere in the Plan or Trust Agreement:

(a)	to adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

(b)	to enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Administrative Committee;

(c)	to determine conclusively all questions arising under the Plan, including the power to determine the eligibility of employees and the rights of Participants and other persons entitled to benefits under the Plan and their respective benefits, to make factual findings and to remedy ambiguities, inconsistencies or omissions of whatever kind;

(d)	to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Administrative Committee may decide;

(e)	to direct all payments of benefits under the Plan;

(f)	to perform the functions of a “plan administrator”, as defined in section 414(g) of the Code, for all purposes of the Plan, including for purposes of establishing and implementing procedures to determine the qualified status of domestic relations orders (in accordance with the requirements of section 414(p) of the Code) and to administer distributions under such qualified orders;

(g)	to employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Administrative Committee considers necessary or desirable to discharge its duties;

(h)	to establish a claims procedure in accordance with section 503 of ERISA; and

(i)	to furnish the Employers, the Investment Committee and the Trustee with such information with respect to the Plan as may be required by them for tax or other purposes.

The certificate of a majority of the members of the Administrative Committee that the Administrative Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

14.2. Allocation and Delegation of Administrative Committee Responsibilities and Powers. In exercising its authority to control and manage the operation and administration of the Plan, the Administrative Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time. Any member or delegate exercising Administrative Committee responsibilities and powers under this subsection shall periodically report to the Administrative Committee on its exercise thereof and the discharge of such responsibilities.

14.3. Uniform Rules. In managing the Plan, the Administrative Committee shall uniformly apply rules and regulations adopted by it to all persons similarly situated.

14.4. Information to be Furnished to Administrative Committee. The Employers and Related Companies shall furnish the Administrative Committee such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee’s or Participant’s period of employment, termination of employment and the reason therefor, leave of absence, reemployment and Compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Administrative Committee such evidence, data or information as the Administrative Committee considers desirable to carry out the Plan.

14.5. Administrative Committee’s Decision Final. Any interpretation of the Plan and any decision on any matter within the discretion of the Administrative Committee made by the Administrative Committee shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Administrative Committee shall make such adjustment on account thereof as it considers equitable and practicable. In the event of an overpayment of benefits, the Administrative Committee shall take such action, if any, as it deems necessary or appropriate under the circumstances to recoup or otherwise recover such overpayment, including without limitation, by notice and request for reimbursement from the Participant or other person to whom or on whose behalf such overpayment was made, or by deducting the amount of any such overpayment from future benefits owed with respect to such Participant (or the Participant’s Beneficiary) from the Plan.

14.6. Exercise of Committees’ Duties. Notwithstanding any other provisions of the Plan, the Committees shall discharge their duties hereunder solely in the interests of the Participants and other persons entitled to benefits under the Plan, and:

(a)	for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits under the Plan; and

(b)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

14.7. Remuneration and Expenses. No remuneration shall be paid from the Plan to a member of any of the Committees who is an employee of any Employer or Related Company. Except as otherwise determined by the Administrative Committee, the reasonable expenses of administering the Plan and the fees and expenses incurred in connection with the collection, administration, management, investment, protection and distribution of the Plan assets under the Trust shall be paid directly by the Trust out of Plan assets or, if paid by one or more Employers, reimbursed by the Trust to the maximum extent permitted by law.

14.8. Indemnification of the Committees. To the extent not reimbursed by any applicable insurance policy, each of the Committees, MCEB, and the individual members and the secretary (if any) of each of the Committees and MCEB shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against any of them by reason of the performance of their respective functions with respect to the Plan if the Committees, MCEB, such individual members or secretary, as the case may be, did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

14.9. Resignation or Removal of Administrative Committee Member. An Administrative Committee member may resign at any time by giving ten days’ advance written notice to the Company, the Trustee and the other Administrative Committee members. The Executive Vice President, Human Resources may remove an Administrative Committee member by giving advance written notice to him and the other Administrative Committee members.

14.10. Appointment of Successor Administrative Committee Members. The Executive Vice President, Human Resources may fill any vacancy in the membership of the Administrative Committee and shall give prompt written notice thereof to the other Administrative Committee members. While there is a vacancy in the membership of the Administrative Committee, the remaining Administrative Committee members shall have the same powers as the full Administrative Committee until the vacancy is filled.

14.11. Administrative Committee Discretion. Benefits under this Plan will be paid only if the Administrative Committee decides, in its discretion, that the Participant is entitled to them under the terms of the Plan.

SECTION 15

Amendment and Termination

15.1. Amendment. While it is expected that the Plan will be continued, either the Company or MCEB (or its duly authorized delegate) nevertheless may terminate the Plan or amend it from time to time except that no amendment will reduce a Participant’s interest in the Plan to less than an amount equal to the amount he would have been entitled to receive if he had resigned from the employ of the Employer and the Related Company on the date of the amendment, and no amendment will eliminate an optional form of benefit with respect to a Participant or Beneficiary except as otherwise permitted by law.

15.2. Termination. The Plan will terminate as to all of the Employers on any day specified by the Company upon advance written notice of the termination given to the Employers. Employees of an Employer shall cease active participation in the Plan (and will be treated as inactive Participants in accordance with subsection 2.3) on the first to occur of the following:

(a)	the date on which that Employer ceases to be a contributing sponsor of the Plan, by appropriate action taken by the Company or by such Employer;

(b)	the date that Employer is judicially declared bankrupt or insolvent; or

(c)	the dissolution, merger, consolidation, reorganization or sale of that Employer, or the sale of all or substantially all of the assets of an Employer, except that, subject to the provisions of subsection 15.3, with the consent of the Company or MCEB, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer’s assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

15.3. Merger and Consolidation of the Plan, Transfer of Plan Assets. The Administrative Committee in its discretion may direct the Trustee to transfer all or a portion of the assets and liabilities of this Plan to another defined contribution plan of the Employers or Related Companies which is qualified under section 401(a) of the Code or, in the event of the sale of stock of an Employer or all or a portion of the assets of an Employer, to a qualified plan of an employer which is not a Related Company, or to accept a transfer of assets and liabilities to this Plan from another defined contribution plan that is qualified under section 401(a) of the Code. In the case of any such merger, or transfer of assets and liabilities, provision shall be made so that each affected Participant in the Plan on the date thereof would receive a benefit immediately after the merger, or transfer which is equal to the benefit he would have been entitled to receive immediately prior to the merger, or transfer. The MCEB may adopt such amendment or Supplement to the Plan as may be necessary to preserve the protected rights that may not be changed or eliminated by reason of such transfer or merger under section 411 of the Code; pending such amendment or adoption of such Supplement, the applicable provisions of the merged or transferee plan describing such section 411 protected rights shall be incorporated herein by reference.

15.4. Distribution on Termination and Partial Termination. Upon termination or partial termination of the Plan, all benefits under the Plan shall continue to be paid in accordance with Sections 11 and 12 as those sections may be amended from time to time.

15.5. Notice of Amendment, Termination or Partial Termination. Affected Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.

SECTION 16

Change of Control Provisions

16.1. Application. In the event of a Change of Control (as defined in subsection 16.2), the following provisions of this Section 16 shall apply. Notwithstanding anything in the Plan to the contrary, this Section 16 shall not be amended after the occurrence of a Change of Control at any time prior to the second anniversary thereof.

16.2. Definition of Change of Control. For purposes of the Plan, “Change of Control” means the occurrence of any of the following events:

(a)	Acquisition of 20% or more of the outstanding voting securities of Kraft Foods (effective at and after the Effective Time, Mondelēz International) or any successor thereto (the “Parent”), by another entity or group; excluding, however, the following:

(i)	any acquisition by the Parent or any of its Affiliates (as defined in subsection 16.3);

(ii)	any acquisition by an employee benefit plan or related trust sponsored or maintained by the Parent or any of its Affiliates; or

(iii)	any acquisition pursuant to a merger or consolidation described in paragraph (c) of this subsection 16.2.

(b)	During any consecutive 24-month period, persons who constitute the Board of Directors of the Parent at the beginning of such period cease to constitute at least 50% of such Board; provided that each new Board member who is approved by a majority of the directors who began such 24-month period shall be deemed to have been a member of the Board at the beginning of such 24-month period.

(c)	The consummation of a merger or consolidation of the Parent with another company, and the Parent is not the surviving company; or, if after such transaction, the other entity owns, directly or indirectly, 50% or more of the outstanding voting securities of the Parent; excluding, however, a transaction pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the outstanding voting securities of the Parent immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors (or similar persons) of the entity resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Parent either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the outstanding voting securities of the Parent.

(d)	The consummation of a plan of complete liquidation of the Parent or the sale or disposition of all or substantially all of the Parent’s assets, other than a sale or disposition pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the outstanding voting securities of the Parent immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors (or similar persons) of the entity purchasing or acquiring the Parent’s assets in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the outstanding voting securities of the Parent.

For avoidance of doubt, the separation of KFGI from Kraft Foods shall not be considered a Change of Control.

16.3. Definition of Affiliate. The term “Affiliate” means any entity controlled by, controlling or under common control with the Parent.

16.4. Vesting upon Involuntary Termination. A Participant’s vested percentage in all his Accounts under the Plan shall be 100% if (i) he is employed by an Employer on a Change of Control and (ii) his employment is involuntarily terminated due to such Change in Control (as determined by the Administrative Committee).

16.5. Construction. The foregoing provisions of this Section 16 shall be construed liberally to the end that its purposes shall be fully implemented.

SUPPLEMENT A

MONDELĒZ GLOBAL LLC THRIFT PLAN

Top-Heavy Provisions

(1)	Application: This Supplement A to the Mondelēz Global LLC Thrift Plan shall be applicable on and after the date on which the Plan becomes Top-Heavy (as described in paragraph (5)).

(2)	Effective Date: The Effective Date of the top-heavy provisions as set forth in this Supplement A is September 1, 2012.

(3)	Definitions: Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement A.

(4)	Affected Participant: For purposes of this Supplement A, the term “Affected Participant” means each Participant who is employed by an Employer or a Related Company during any Plan Year for which the Plan is Top-Heavy; provided, however, that the term “Affected Participant” shall not include any Participant who is covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining between his Employer and his collective bargaining representative.

(5)	Top-Heavy: The Plan shall be “Top-Heavy” for any Plan Year if, as of the Determination Date for that year (as described in subparagraph (a) next below), the present value of the benefits attributable to Key Employees (as defined in paragraph (6)) under all Aggregation Plans (as defined in paragraph (9)) exceeds 60% of the present value of all benefits under such plans. The foregoing determination shall be made in accordance with the provisions of section 416 of the Code. Subject to the preceding sentence:

(a)	The Determination Date with respect to any plan for purposes of determining Top-Heavy status for any plan year of that plan shall be the last day of the preceding plan year or, in the case of the first plan year of that plan, the last day of that year. The present value of benefits as of any Determination Date shall be determined as of the accounting date or valuation date coincident with or next preceding the Determination Date. If the plan years of all Aggregation Plans do not coincide, the Top-Heavy status of the Plan on any Determination Date shall be determined by aggregating the present value of Plan benefits on that date with the present value of the benefits under each other Aggregation Plan determined as of the Determination Date of such other Aggregation Plan which occurs in the same calendar year as the Plan’s Determination Date.

(b)

Benefits under any plan as of any Determination Date shall include the amount of any distributions from that plan made during the plan year which includes the Determination Date (including distributions under a terminated plan which, if it had not been terminated, would have been included in an aggregation group) or during any of the preceding four plan years, but shall not include any amounts attributable to employee contributions which are deductible under section 219 of the Code, any amounts attributable to employee-initiated rollovers or transfers made after December 31, 1983 from a plan maintained by an unrelated employer, or, in case of a defined contribution plan, any amounts attributable to contributions made after the Determination Date unless such contributions are required by section 412 of the Code or are made for the plan’s first plan year.

(c)	Benefits attributable to a participant shall include benefits paid or payable to a beneficiary of the participant, but shall not include benefits paid or payable to any participant who has not performed services for an Employer or Related Company during any of the five plan years ending on the applicable Determination Date; provided, however, that if a participant performs no services for five years and then performs services, the benefits attributable to such participant shall be included.

(d)	The accrued benefit of any participant who is a Non-Key Employee with respect to a plan but who was a Key Employee with respect to such plan for any prior plan year shall not be taken into account.

(e)	The accrued benefit of a Non-Key Employee shall be determined under the method which is used for accrual purposes for all plans of the Employer and Related Companies; or, if there is not such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

(f)	The present value of benefits under all defined benefit plans shall be determined on the basis of a 7.5% per annum interest factor and the 1951 Group Annuity Projected Mortality Table for Males, with a one-year setback.

(6)	Key Employee: The term “Key Employee” means an employee or deceased employee (or beneficiary of such deceased employee) who is a Key Employee within the meaning ascribed to that term by section 416(i) of the Code. Subject to the preceding sentence, the term Key Employee includes any employee or deceased employee (or beneficiary of such deceased employee) who at any time during the plan year which includes the Determination Date or during any of the four preceding plan years was:

(a)	an officer of any Employer or Related Company with Compensation for that year in excess of 50 percent of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which that year ends; provided, however, that the maximum number of employees who shall be considered Key Employees under this paragraph (a) shall be the lesser of 50 or 10% of the total number of employees of the Employers and the Related Companies disregarding any excludable employees under Code section 414(q)(8).

(b)	one of the 10 employees owning the largest interests in any Employer or any Related Company (disregarding any ownership interest which is less than 1/2 of one percent), excluding any employee for any plan year whose Compensation for that year did not exceed the applicable amount in effect under section 415(c)(1)(A) of the Code for the calendar year in which that year ends;

(c)	a 5% owner of any Employer or of any Related Company; or

(d)	a 1% owner of any Employer or any Related Company having Compensation for that year in excess of $150,000.

(7)	Compensation: The term “Compensation” for purposes of this Supplement A means the amount reported as wages for Federal income tax withholding purposes on any Form W-2 issued to the employee by an Employer or Related Company plus, solely for purposes of determining who is a Key Employee, the amount of any employer contributions made pursuant to a salary reduction arrangement that are excludable from the Participant’s gross income pursuant to sections 125, 402(g)(3), or 132(f)(4) of the Code. However, for Plan Years beginning on or after January 1, 1989, solely for purposes of determining who is a Key Employee, the term “Compensation” means compensation as defined in Code section 414(q)(7).

(8)	Non-Key Employee: The term “Non-Key Employee” means any employee (or beneficiary of a deceased employee) who is not a Key Employee.

(9)	Aggregation Plan: The term “Aggregation Plan” means the Plan and each other retirement plan (including any terminated plan) maintained by an Employer or Related Company which is qualified under section 401(a) of the Code and which:

(a)	during the plan year which includes the applicable Determination Date, or during any of the preceding four plan years, includes a Key Employee as a participant;

(b)	during the plan year which includes the applicable Determination Date or, during any of the preceding four plan years, enables the Plan or any plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code; or

(c)	at the election of the Employer, would meet the requirements of sections 401(a)(4) and 410 if it were considered together with the Plan and all other plans described in subparagraphs (a) and (b) next above.

(10)	Required Aggregation Plan: The term “Required Aggregation Plan” means a plan described in Plan either subparagraph (a) or (b) of paragraph (9).

(11)	Permissive Aggregation: The term “Permissive Aggregation Plan” means a plan described in Plan subparagraph (c) of paragraph (9).

(12)	Vesting: For any Plan Year during which the Plan is Top-Heavy, the Account balances of each Affected Participant who has completed at least three Years of Service shall be 100% vested. If the Plan ceases to be Top-Heavy for any Plan Year, the provisions of this paragraph (12) shall continue to apply to any Affected Participant who had completed at least 3 Years of Service prior to such Plan Year.

(13)	EGTRRA Provisions: The following provisions shall apply for purposes of determining whether the Plan is Top-Heavy and whether the Plan satisfies the minimum benefit requirements of section 416(c) of the Code for such years. The provisions of this paragraph (13) shall supersede any other provision of this Supplement A to the extent inconsistent herewith.

(a)	Key Employee. “Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of any Employer or Related Company having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of any Employer or Related Company, or a 1-percent owner of any Employer or Related Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)	Determination of present values and amounts. This paragraph (13)(b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(i)	Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii)	Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

(iii)

Minimum Contributions. Notwithstanding the provisions of paragraph (11) to the contrary, employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirement of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

SUPPLEMENT B

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule for Former Participants in the

H.F. Behrhorst & Son, Inc. Employees Profit Sharing Plan

Pursuant to subsection 1.12, this Supplement B is made a part of the Plan and supersedes any provisions thereof which are not consistent with this Supplement B. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(14)	Participating Group: Former employees of H. F. Behrhorst & Son, Inc. who immediately prior to the Effective Date were participants in the H. F. Behrhorst & Son, Inc. Employees Profit Sharing Plan (“Behrhorst Participants”). These employees were employed by Kraft, Inc. on January 4, 1988.

(15)	Effective Date: November 1, 1989.

(16)	Eligibility: As of the Effective Date, the employees described in paragraph 1 became eligible to participate in the Plan subject to its normal terms, except as provided in paragraph 4 of this Supplement B.

(17)	Account Transfers: Account balances were transferred from the plan described in paragraph (1) above into the Plan with respect to Behrhorst Participants.

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SUPPLEMENT C

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule for Former Participants in the

Profit Sharing Plan for Mueller Foodservice Corp.

Pursuant to subsection 1.12, this Supplement C is made a part of the Plan and supersedes any provisions thereof which are not consistent with this Supplement C. References herein to the “Plan” shall mean the Kraft Plan or the Plan, as applicable.

(18)	Participating Group: Former employees of Mueller Foodservice Corp. who immediately prior to the Effective Date were participants in the Profit Sharing Plan for Mueller Foodservice Corp. and who had benefits transferred to this Plan (“Mueller Participants”). These employees were employed by Kraft, Inc. on December 21, 1988.

(19)	Effective Date: April 13, 1990.

(20)	Eligibility: As of the Effective Date, the employees described in paragraph 1 became eligible to participate in the Plan subject to its normal terms, except as provided in paragraph 4 of this Schedule.

(21)	Special Provisions: In the event a Mueller Participant terminates employment with the Employers and Related Companies and becomes a participant in a qualified retirement plan of another employer, the Trustee is authorized to transfer the portion of a Mueller Participant’s Accounts attributable to amounts transferred from the plan described in paragraph (1) above to such other plan upon receiving written authorization from such other employer, the Mueller Participant and the trustee of such other plan.

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SUPPLEMENT D

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule for Former Participants in the

Tombstone Pizza Corporation Profit Sharing Plan

Pursuant to subsection 1.12, this Supplement D is made a part of the Plan and supersedes any provisions thereof which are not consistent with this Supplement D. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(22)	Participating Group: Employees of Tombstone Pizza Corporation who immediately prior to the Effective Date were participants in the Tombstone Pizza Corporation Profit Sharing Plan and who had benefits transferred to this Plan (“Tombstone Participants”).

(23)	Effective Date: January 1, 1991.

(24)	Eligibility: As of the Effective Date, the employees described in paragraph 1 became eligible to participate in the Plan subject to its normal terms, except as provided in paragraph 4 of this Supplement D.

(25)	Special Provisions: The following special provisions shall apply only with respect to that portion of a Tombstone Participant’s benefit which is attributable to amounts transferred to this Plan from the Tombstone Pizza Corporation Profit Sharing Plan:

(a)	Upon attainment of age 55, a Tombstone Participant shall be 100% vested.

(b)	A Tombstone Participant, in lieu of the installments described in clause 11.1(b)(ii), may elect to have his Account balance distributed in a series of annual or more frequent installments, provided, however, that the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Tombstone Participant’s entire interest by the life expectancy of the Tombstone Participant or joint and last survivor expectancy of the Tombstone Participant and beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Treasury Regulation Section 1.72-9. For purposes of this computation, a Tombstone Participant’s (and his spouse’s) life expectancy may be recalculated no more frequently than annually, but the life expectancy of a nonspouse beneficiary must be calculated at the time payment first commences without further recalculations.

(c)	Prior to his severance from service, a Tombstone Participant at any time may request a withdrawal of all or part of his account attributable to qualified voluntary employee contributions.

(d)	Prior to his severance from service, a Tombstone Participant may elect, pursuant to rules promulgated by the Administrative Committee, on a form prescribed by and filed with the Administrative Committee, to make a withdrawal of all or any portion of his account attributable to his After-Tax Contributions.

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SUPPLEMENT E

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule for Former Participants in the

Churny Company, Inc. Profit Sharing Plan

Pursuant to subsection 1.12, this Supplement E is made a part of the Plan and supersedes any provisions thereof which are not consistent with this Supplement E. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(26)	Participating Group: Employees of Churny Company, Inc. who immediately prior to the respective Effective Date were participants in the Churny Company, Inc. Profit Sharing Plan, who were either (a) salaried employees who had benefits transferred to this Plan as of January 1, 1989 or (b) hourly non-union employees at Weyawega, Waupaca and Wausau locations, who had benefits transferred to this Plan as of January 1, 1992 (“Churny Participants”).

(27)	Effective Dates: (a) January 1, 1989

      (b) January 1, 1992

(28)	Eligibility: As of the respective Effective Date, the employees described in paragraph 1 became eligible to participate in the Plan, subject to its normal terms, except as provided in paragraph 4 of this Supplement E with respect to transferred benefits.

E-1

SUPPLEMENT F

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule Applicable to Employees

of the California Vegetable Concentrates Division

Pursuant to subsection 1.12, this Supplement F is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement F. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(29)	Participating Group: This Supplement F is applicable to those Participants in the Plan who were employees of the California Vegetable Concentrates division of Kraft Food Ingredients Corp. and who became employees of Basic Vegetable Products, L.P., pursuant to that certain Asset Purchase Agreement entered into as of February 16, 1993 by and between Basic Vegetable Products, L.P., and Kraft Food Ingredients Corp. (“Concentrates Participants”).

(30)	Effective Date: February 16, 1993.

(31)	Special Vesting Provisions: A Concentrates Participant shall be 100% vested in his sub-accounts attributable to Matching Contributions as of the Effective Date.

(32)	Special Distribution and Withdrawal Provisions:

(a)	In accordance with procedures established by the Administrative Committee, a Concentrates Participant during the period commencing on the Effective Date and ending on March 31, 1993, may elect to withdraw all of his sub-account balances attributable to his After-Tax Contributions, Rollover Contributions, and Matching Contributions, and the earnings thereon.

(b)	Notwithstanding any provisions of the Plan to the contrary, the Hardship withdrawal provisions and the in-service withdrawal provisions of Section 11 of the Plan shall continue to apply to a Concentrates Participant on and after the Effective Date and for such time as the Concentrates Participant remains an employee of Basic Vegetable Products, L.P., or its successors or affiliates (collectively referred to as the “Successor Employer”). Notwithstanding any provisions of the Plan to the contrary, for purposes of applying the post-employment termination distribution provisions of Section 12 of the Plan to a Concentrates Participant, such Concentrates Participant’s service shall not be considered to be terminated (whether on account of retirement, permanent and total disability, or for any other reason) until such time as said Participant has had a separation from service with the Successor Employer.

F-1

SUPPLEMENT G

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule for Former Participants in the

Lender’s Bagel Bakery, Inc. Profit Sharing Plan

Pursuant to subsection 1.12, this Supplement G is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement G. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(33)	Participating Group: This Supplement G modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of the Lender’s Bagel Bakery operating unit of General Foods USA, and in connection with the merger into the Plan of the Lender’s Bagel Bakery, Inc. Profit Sharing Plan (the “Lender’s Plan”). For purposes of this Supplement G, the term “Lender’s Participants” means those Participants in the Plan who immediately prior to the Effective Date were participants in the Lender’s Plan and who had benefits from such plan transferred to this Plan.

(34)	Effective Date: January 1, 1993.

(35)	Eligibility: A Lender’s Participant shall become a Participant in the Plan on the Effective Date. Any other employee of the Lender’s Bagel Bakery operating unit of General Foods USA shall become eligible to participate in the Plan on the later of the Effective Date or the date such employee would otherwise become eligible to participate in accordance with the provisions of Section 2 of the Plan.

(36)	Merger of Plans: The Lender’s Plan shall be merged with and into the Plan effective March 31, 1993, and the assets and liabilities of the Lender’s Plan shall become the assets and liabilities of the Plan effective with the merger, in accordance with Section 414(1) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the Lender’s Plan, with the modifications set forth below.

(37)	Vesting in Transferred Amounts: A Lender’s Participant in this Participating Group shall at all times be 100% vested in his sub-account balance attributable to his transferred account balance from the Lender’s Plan.

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SUPPLEMENT H

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule for Former Participants in the

Capri Sun, Inc. Retirement Savings Plan

Pursuant to subsection 1.12, this Supplement H is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement H. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(38)	Participating Group: This Supplement H modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of Capri Sun, Inc., and in connection with the merger into the Plan of the Capri Sun, Inc. Retirement Savings Plan (the “Capri Sun Plan”). For purposes of this Supplement H, the term “Capri Sun Participants” means those Participants in the Plan who immediately prior to the Effective Date were participants in the Capri Sun Plan and who had benefits from such plan transferred to this Plan.

(39)	Effective Date: January 1, 1993.

(40)	Eligibility: A Capri Sun Participant shall become a Participant in the Plan on the Effective Date. Any other employee of Capri Sun, Inc. shall become eligible to participate in the Plan on the later of the Effective Date or the date such employee would otherwise become eligible to participate in accordance with the provisions of Section 2 of the Plan.

(41)	Merger of Plans: The Capri Sun Plan shall be merged with and into the Plan effective March 31, 1993, and the assets and liabilities of the Capri Sun Plan shall become the assets and liabilities of the Plan effective with the merger, in accordance with Section 414(1) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the Capri Sun Plan, with the modifications set forth below.

(42)	Vesting in Transferred Amounts: A Capri Sun Participant shall at all times be 100% vested in his sub-account balance attributable to his transferred account balance from the Capri Sun Plan.

H-1

SUPPLEMENT I

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule for Former Participants in the

Jack’s Frozen Pizza, Inc. 401(k) Profit-Sharing Plan

Pursuant to subsection 1.12, this Supplement I is made a part of the Plan and supersedes any provisions thereof which are not consistent with this Supplement I. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(43)	Participating Group: This Supplement I modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of Jack’s Frozen Pizza, Inc., and in connection with the merger into the Plan of the Jack’s Frozen Pizza, Inc. 401(k) Profit-Sharing Plan (the “Jack’s Plan”). For purposes of this Supplement I, the term “Jack’s Pizza Participants” means those Participants in the Plan who immediately prior to the Effective Date were participants in the Jack’s Plan and who had benefits from such plan transferred to this Plan.

(44)	Effective Date: January 1, 1994.

(45)	Eligibility: As of the Effective Date, the employees described in paragraph 1 became eligible to participate in the Plan subject to its normal terms, except as provided in paragraph 5 of this Supplement I.

(46)	Merger of Plans: The Jack’s Plan shall be merged with and into the Plan effective April 1, 1994, and the assets and liabilities of the Jack’s Plan shall become the assets and liabilities of the Plan effective with the merger, in accordance with Section 414(1) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the Jack’s Plan, with the modifications set forth below.

(47)	Special Provision: Upon retirement at or after attainment of age 55, a Jack’s Pizza Participant shall be 100% vested with respect to that portion of a Jack’s Pizza Participant’s benefit which is attributable to amounts transferred to this Plan from the Jack’s Plan.

I-1

SUPPLEMENT J

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule for Former Participants in the

Salary Reduction and Voluntary Investment Plan for

Salaried Employees of Oscar Mayer Foods Corporation

Pursuant to subsection 1.12, this Supplement J is made a part of the Plan and supersedes any provisions thereof which are not consistent with this Supplement J. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(48)	Participating Group: This Supplement J modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of Oscar Mayer Foods Corporation, and in connection with the merger into the Plan of the Salary Reduction and Voluntary Investment Plan for Salaried Employees of Oscar Mayer Foods Corporation (the “Oscar Mayer Plan”). For purposes of this Supplement J, the term “Oscar Mayer Participants” means those Participants in the Plan who immediately prior to the Effective Date were participants in the Oscar Mayer Plan and who had benefits from such plan transferred to this Plan.

(49)	Effective Date: January 1, 1994.

(50)	Eligibility: As of the Effective Date, the employees described in paragraph 1 became eligible to participate in the Plan subject to its normal terms, except as provided in paragraph 5 of this Supplement J.

(51)	Merger of Plans: The Oscar Mayer Plan shall be merged with and into the Plan effective April 1, 1994, and the assets and liabilities of the Oscar Mayer Plan shall become the assets and liabilities of the Plan effective with the merger, in accordance with Section 414(1) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the Oscar Mayer Plan, with the modifications set forth below.

(52)	Special Provisions: The following special provisions shall apply only with respect to that portion of an Oscar Mayer Participant’s benefit which is attributable to amounts transferred to this Plan from the Oscar Mayer Plan:

(a)	In addition to the withdrawal permitted under subsection 11.2 of the Plan, an Oscar Mayer Participant whose Termination Date has not yet occurred may elect to withdraw all or a part of his interest in his Accounts, as provided and in the order set forth below:

(b)	Up to 100% of the March 31, 1992 balance of his After-Tax Account and the earnings thereon. Any such withdrawal shall be made first from the After-Tax Contributions (excluding earnings thereon) made by the Oscar Mayer Participant prior to January 1, 1987 and then from the balance of his March 31, 1992 After-Tax Account, and the earnings thereon.

J-1

SUPPLEMENT K

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule for Former Participants in the

RJR Nabisco Capital Investment Plan

Pursuant to subsection 1.12, this Supplement K is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement K. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(53)	Participating Group: This Special Benefit Schedule modifies and supplements the provisions of the Plan in connection with the participation in the Plan of Nabisco cereal business employees, and in connection with the transfer to the Plan of account balances of such employees under the RJR Nabisco Capital Investment Plan (the “Nabisco Plan”). For purposes of this Special Benefit Schedule, the “Participating Group” means those Participants in the Plan who immediately prior to the Effective Date were participants in the Nabisco Plan and who had benefits from such plan transferred to this Plan.

(54)	Effective Date: January 4, 1993.

(55)	Eligibility: Pursuant to an Asset Purchase Agreement dated as of November 13, 1992 between the Corporation and Nabisco, Inc. and Nabisco Cereals, Inc., the Corporation agreed to employ certain employees (identified as “Transferred Employees” under the agreement) of the U.S. Ready-to-Eat Cold Cereal Business of Nabisco, Inc. and Nabisco Cereals, Inc. Each Transferred Employee who is a participant in the Nabisco Plan shall become a Participant in the Plan on the Effective Date or, if later, the date such Transferred Employee becomes employed by the Corporation.

(56)	Vesting in Transferred Amounts: A Participant in this Participating Group shall at all times be 100% vested in his sub-account balance attributable to his transferred account balance from the Nabisco Plan.

(57)	Special Distribution and Withdrawal Provisions: The distributions and withdrawal provisions of the Plan shall apply to the transferred account balances from the Nabisco Plan, with the modifications set forth below. The following provision of this paragraph 5 shall apply only to that portion of a Participant’s benefit under the Plan which is attributable to amounts transferred to this Plan from the Nabisco Plan. Prior to termination of Service, Retirement, death or Permanent and Total Disability, and subject to the provisions set forth below, a Participant in this Participating Group may elect to withdraw all or part of the following portions of his account attributable to the amounts transferred from the Nabisco Plan, in the following order:

(a)	his after-tax contributions, plus earnings with respect thereto;

(b)	his company matching contributions (whether or not made in the form of matching stock contributions) and rollover contributions, plus earnings with respect thereto; and

(c)	upon Permanent and Total Disability, his pre-tax contributions, plus earnings with respect thereto.

K-1

SUPPLEMENT L

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule for Former Participants in the

Entenmann’s, Inc. Employee Savings Plan

Pursuant to subsection 1.12, this Supplement L is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement L. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(58)	Participating Group: This Supplement L modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of Entenmann’s Inc., and in connection with the merger into the Plan of the Entenmann’s, Inc. Employee Savings Plan (the “Entenmann’s Plan”). For purposes of this Supplement L, the term “Entenmann’s Participants” means those Participants in the Plan who immediately prior to the Effective Date were participants in the Entenmann’s Plan and who had benefits from such plan transferred to this Plan.

(59)	Effective Date: January 1, 1995.

(60)	Eligibility: An Entenmann’s Participant shall become a Participant in the Plan on the Effective Date. Any other employee of Entenmann’s, Inc. shall become eligible to participate in the Plan on the later of the Effective Date or the date such employee would otherwise become eligible to participate in accordance with the provisions of Section 2 of the Plan.

(61)	Merger of Plans: The Entenmann’s Plan shall be merged with and into the Plan effective January 1, 1995, and the assets and liabilities of the Entenmann’s Plan shall become the assets and liabilities of the Plan effective with the merger, in accordance with Section 414(1) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the Entenmann’s Plan, with the modifications set forth below.

(62)	Vesting in Transferred Amounts: An Entenmann’s Participant shall be vested in amounts attributable to his transferred account balance from the Entenmann’s Plan (his “Entenmann’s balance”) in accordance with the schedule set forth in subsection 10.1, taking into account vesting service credited under the Entenmann’s Plan prior to the Effective Date.

(63)	Special In-Service Withdrawal Provisions: The provisions of this paragraph 6 shall apply only with respect to an Entenmann’s Participant’s Entenmann’s balance.

(a)

Prior to his Termination Date, a Participant may elect to withdraw all or a portion of his Entenmann’s balance attributable to his after-tax supplemental contributions (including the earnings and appreciation thereon). The minimum amount which a Participant may elect to have distributed to him pursuant to this subparagraph shall be the lesser of $500 or his Entenmann’s balance attributable to his after-tax supplemental contributions (including the earnings and appreciation thereon). A Participant who elects to receive a distribution pursuant to this subparagraph shall continue his status as a Participant in the Plan. Amounts withdrawn by a Participant pursuant to this subparagraph shall be distributed to him in cash, except that he can elect to have distributions from the Altria Group Stock Fund paid in whole shares of Altria Group Common Stock.

(b)	Prior to his Termination Date, a Participant who is not vested may elect to withdraw all of his Entenmann’s balance attributable to his after-tax basic contributions (including the earnings and appreciation thereon). Partial withdrawals of a Participant’s after-tax basic contributions (including the earnings and appreciation thereon) will not be permitted. Notwithstanding any other provision of the Plan, any Participant who makes a total withdrawal of his after-tax basic contributions pursuant to this subparagraph shall be suspended from making After-Tax Contributions and may not resume such contributions until the first day of any month which is at least 6 months after the day on which he discontinued such contributions. Any Participant who makes a withdrawal pursuant to this subparagraph shall forfeit the amount of any corresponding post-December 31, 1985 Entenmann’s balance in his Matching Account. Amounts withdrawn by a Participant pursuant to this subparagraph shall be distributed to him in cash or in stock in accordance the preceding subparagraph.

(c)	Prior to his Termination Date, a Participant who is vested may elect to withdraw that portion of his Entenmann’s balance attributable to after-tax basic contributions and Company contributions (including the earnings and appreciation thereon). Amounts withdrawn by a Participant pursuant to this subparagraph shall be distributed to him in the following order and in cash or in stock in accordance with the preceding subparagraphs:

(i)	All or a portion of his Entenmann’s balance attributable to such after-tax basic contributions. A Participant may make two withdrawals from his Entenmann’s balance attributable to such after-tax basic contributions. The minimum amount of any withdrawal is the lesser of $500 or his Entenmann’s balance attributable to such after-tax basic contributions. However, a Participant’s second withdrawal must be of his entire Entenmann’s balance (except for that part of his Entenmann’s balance attributable to before-tax basic contributions). Notwithstanding any other provision of the Plan, any Participant who makes a second withdrawal of his after-tax basic contributions pursuant to this subsection shall be suspended from making Before-Tax Contributions and After-Tax Contributions and may not resume any such contributions until the first day of any month which is at least 12 months after the day on which he discontinued such contributions.

(ii)	If he has withdrawn the maximum amount permitted under (a), all or a portion of his Entenmann’s balance attributable to such Company contributions provided, however, that the minimum amount which a

Participant may elect to have distributed to him pursuant to this subparagraph shall be $1,000 or the balance in his Company contribution account, whichever is less.

(d)	The value of a Participant’s Entenmann’s balance distributed pursuant to this paragraph shall be determined as of the Valuation Date next following receipt by the Administrative Committee of notice of such election.

(e)	The value of a Participant’s Entenmann’s balance in his Account which is forfeited shall be applied to reduce Employer contributions.

(f)	At any time during his employment, a Participant may withdraw the total value of his Rollover Contributions and the earnings and appreciation thereon.

The Participant will not be required to discontinue contributions to the Plan for any period of time on account of a withdrawal of the value of Rollover Contributions.

SUPPLEMENT M

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule for Former Participants in the

Freihofer Savings and Profit Sharing Plan

Pursuant to subsection 1.12, this Supplement M is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement M. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(64)	Participating Group: This Supplement M modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of the Charles Freihofer Baking Company, Inc. (Freihofer), and in connection with the merger into the Plan of the Charles Freihofer Baking Company, Inc. Savings and Profit Sharing Plan (the “Freihofer Plan”). For purposes of this Supplement M, the term “Freihofer Participants” means those Participants in the Plan who immediately prior to the Effective Date were participants in the Freihofer Plan and who had benefits from such plan transferred to this Plan.

(65)	Effective Date: January 1, 1995.

(66)	Eligibility: A Freihofer Participant shall become a Participant in the Plan on the Effective Date. Any other employee of Freihofer shall become eligible to participate in the Plan on the later of the Effective Date or the date such employee would otherwise become eligible to participate in accordance with the provisions of Section 2 of the Plan.

(67)	Merger of Plans: The Freihofer Plan shall be merged with and into the Plan effective January 1, 1995, and the assets and liabilities of the Freihofer Plan shall become the assets and liabilities of the Plan effective with the merger, in accordance with Section 414(1) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the Freihofer Plan, with the modifications set forth below.

(68)	Vesting in Transferred Amounts: A Freihofer Participant’s vested interested in his sub-account balance attributable to his transferred account balance from the Freihofer Plan shall be determined by applying the Plan’s vesting schedule under subsection 10.1 to the vesting service credited under the Freihofer Plan prior to the Effective Date, provided that a Freihofer Participant’s subaccount balance shall be at least 50% vested at all times.

(69)	Special Withdrawal Provision: The provisions of this paragraph 6 shall apply only with respect to that portion of a Freihofer Participant’s benefit which is attributable to amounts transferred to this Plan from the Freihofer Plan. Notwithstanding the provisions of subsection 11.2, a Freihofer Participant may withdraw any voluntary after-tax contributions made to the Freihofer Plan and any earnings allocable thereto, until November 1, 1999 subject to a minimum withdrawal of $300.

M-1

SUPPLEMENT N

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule for Former Participants in the

Balance Bar Company 401(k) Plan

Pursuant to subsection 1.12, this Supplement N is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement N. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(70)	Participating Group: This Supplement N modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of the Balance Bar Company (Balance Bar), and in connection with the merger into the Plan of the Balance Bar Company 401(k) Plan (the “Balance Par Plan”). For purposes of this Supplement N, the term “Balance Bar Participant” means a Participant in the Plan who, immediately prior to the Effective Date, was a participant in the Balance Bar Plan and who had benefits from such plan transferred to this Plan.

(71)	Effective Date: January 1, 2001.

(72)	Eligibility: A Balance Bar Participant shall become a Participant in the Plan on the Effective Date. Any other employee of Balance Bar shall become eligible to participate in the Plan on the later of the Effective Date or the date such employee would otherwise become eligible to participate in accordance with the provisions of Section 2 of the Plan.

(73)	Merger of Plans: Effective as of January 1, 2001, the Balance Bar Plan shall be merged with and into the Plan, and the assets and liabilities of the Balance Bar Plan shall become the assets and liabilities of the Plan in accordance with Section 414(1) of the Code. Effective on and after January 1, 2001, the provisions of the Plan shall apply to the amounts transferred from the Balance Plan, with the modifications set forth below.

(74)	Vesting in Transferred Amounts: A Balance Bar Participant’s interest in his sub-account balance attributable to amounts transferred from the Balance Bar Plan shall be fully vested and nonforfeitable.

(75)

Rehired Participants: If a former participant in the Balance Bar Plan who terminated from the employ of Balance Bar prior to the Effective Date and before his Balance Bar Plan account balance was fully vested is employed by the Company or a Related Company before such participant incurs five consecutive one year breaks in service, the amount previously forfeited (without adjustment for earnings or losses) shall be restored to a sub-account established for the benefit of the Participant in accordance with the provisions of subsection 12.3 of the Plan as though such forfeiture had occurred under the Plan. Such sub-account balance shall thereafter be fully vested and nonforfeitable. For purposes of this Supplement N, a Former Balance Bar Participant shall incur five consecutive once year breaks-in-service on the later of (i) the date he incurs five consecutive One-Year-Breaks-in-Service as defined and determined under the Plan, or

(ii) the date he incurs five consecutive “1-year Break in Service” as defined and determined under the provisions of the Balance Bar 401(k) Plan as in effect immediately prior to the Effective Date. If a former participant in the Balance Bar Plan is employed by the Company or a Related Company after the date determined under the preceding sentence, no restoration shall be made and his employment shall have no effect on the amount previously forfeited under the Balance Bar Plan.

(76)	Initial Investment: Amounts transferred from the Balance Bar Plan initially shall be invested in the Investment Funds in accordance with such procedures as may be approved by the Administrative Committee. Thereafter, Balance Bar Participants may elect to transfer prospectively an amount invested in one Investment Fund to one or more other Investment Funds in accordance with Section 6; provided, however, that the Administrative Committee may impose such restrictions on transfer as it deems appropriate to accomplish the merger of the Plans and the reconciliation of transferred account balances.

(77)	Loans: Any loans outstanding under the Balance Bar Plan on the Effective Date shall be transferred to the Plan and shall remain in effect in accordance with the provisions of the applicable loan documents and the Balance Bar Loan Program. Any loans from the Plan to a Balance Bar Participant made after the Effective Date shall be in accordance with Section 10 of the Plan.

(78)	Special Rule for Payments to Beneficiaries: The provisions of this paragraph 9 shall apply only with respect to that portion of a Balance Bar Participant’s benefit which is attributable to amounts transferred to this Plan from the Balance Bar Plan. Notwithstanding the provisions of subsection 11.2(a) of the Plan (relating to distributions to a Beneficiary other than a Participant’s spouse), a Beneficiary of a Balance Bar Participant who is not such Participant’s spouse may elect payment in the form of substantially equal monthly, quarterly, semi-annual or annual installments over a period determined by the Participant or Beneficiary (subject to subsection 12.4), provided that payments of such installments begin as of an annuity starting date occurring before the earlier of (i) January 1, 2003, or (ii) the 90th day after the date that Balance Bar Participants are furnished a summary of the merger amendment that eliminates this optional form of payment with respect to such non-spouse Beneficiaries. Such summary shall satisfy the requirements for a summary of material modifications under 29 CFR 2520.104b-3.

(79)	Recalculation of Life Expectancy: Life expectancy of the Participant or his spouse shall not be recalculated under subsection 12.4, except that life expectancy may be recalculated with respect to the portion of a Balance Bar Participant’s account balance that is attributable to amounts transferred to this Plan from the Balance Bar Plan, provided that distribution of such portion of the account begins as of an annuity starting date occurring before the earlier of (i) January 1, 2003, or (ii) the 90th day following the date that Balance Bar Participants are furnished a summary of the merger amendment that eliminates this recalculation option. Such summary shall satisfy the requirements for a summary of material modifications under 29 CFR 2520.104b-3.

(80)	Beneficiary Designation: The beneficiary designation filed and in effect under the Balance Bar Plan shall be given effect under the Plan unless and until revoked by a new beneficiary designation filed under the Plan. Any such new beneficiary designation shall be effective for the Participant’s entire account balance, including any portion attributable to amounts transferred from the Balance Bar Plan.

SUPPLEMENT O

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule for Former Participants in the

Long Term Savings Plan for Hourly Employees

Pursuant to subsection 1.12, this Supplement O is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement O. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(81)	Participating Group: This Supplement O modifies and supplements the provisions of the Plan in connection with the merger into the Plan of the Long Term Savings Plan for Hourly Employees (the “LOTS Plan”) and the participation in the Plan of individuals who were formerly participants in the LOTS Plan. For purposes of this Supplement O, the term “LOTS Participants” means those Participants in the Plan who immediately prior to the Effective Date were participants in the LOTS Plan and who had benefits from such plan transferred to this Plan.

(82)	Effective Date: October 1, 1998.

(83)	Eligibility: A LOTS Participant shall become a Participant in the Plan on the Effective Date or the date such employee would otherwise become a Participant in the Plan in accordance with the provisions of Section 2 of the Plan, if earlier.

(84)	Merger of Plans: The LOTS Plan shall be merged with and into the Plan effective October 1, 1998, and the assets and liabilities of the LOTS Plan shall become the assets and liabilities of the Plan effective with the merger in accordance with section 414(1) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the LOTS Plan, with the modifications set forth below.

(85)	Vesting in Transferred Amounts: A LOTS Participant’s vested interested in his subaccount balance attributable to his transferred account balance from the LOTS Plan shall be determined by applying the Plan’s vesting schedule under subsection 10.1. A LOTS Participant’s vesting service under the Plan for periods prior to the Effective Date shall not be less than the service, if any, credited to such Participant for vesting purposes under the LOTS Plan for periods prior to the Effective Date

O-1

SUPPLEMENT P

TO

KRAFT FOODS GROUP, INC. THRIFT PLAN

ESOP Fund Provisions

(86)	Purpose. The purpose of this Supplement P is to set forth the provisions of the Plan applicable to the ESOP Fund and not set forth elsewhere in the Plan.

(87)	Definitions. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the plan is similarly used or defined for purposes of this Supplement P.

(88)	Diversification. Consistent with the diversification requirements of section 401(a)(28) of the Code, a Participant may elect to diversify all or a portion of his account which is invested in the ESOP Fund by filing an investment election pursuant to subsection 6.3 of the Plan.

(89)	Put Options. If Employer Common Stock held under the ESOP Fund is not readily tradeable on an established securities market (within the meaning of section 409(h)(1)(B) of the Code), any Participant or Beneficiary who is entitled to a distribution of such stock from the Plan shall have a right to require the Employer to repurchase such shares in accordance with section 409(h)(1)(B) of the Code.

(90)	ESOP Loan. Unless further amended to include the applicable provisions of Treas. Reg. § 54.4975-7 and 11, the Plan may not engage in an “Exempt Loan.” The term “Exempt Loan” means a loan made to the ESOP by a disqualified person or a loan to the ESOP which is guaranteed by a disqualified person, including a direct loan of cash, a purchase-money transaction, and an assumption of the obligation of the ESOP. In addition, the ESOP shall not obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder.

(91)	Appraiser. If at any time the Employer Common Stock held by the Plan is not readily tradeable on an established securities market, all valuations of such stock with respect to activities carried on by the Plan will be made by an independent appraiser meeting the requirements of section 401(a)(28) of the Code.

(92)	Voting Rights. Full and fractional shares of Employer Common Stock invested in the ESOP Fund and allocated to any Account (or units representing such shares) shall be voted by the Trustee only in accordance with, and upon instructions of, the Participant, Beneficiary or Alternate Payee, as the case may be, to whose Account such shares (or units representing such shares) are allocated on forms provided for that purpose. Such forms, together with all information distributed to stockholders regarding the exercise of such rights, shall be provided to each Participant, Beneficiary or Alternate Payee whose Accounts are invested in the ESOP Fund. Upon timely receipt of instructions, the Trustee shall vote such shares as so instructed. Shares of Employer Common Stock for which the Trustee has not received voting instructions shall be voted in accordance with the terms of the Trust Agreement.

P-1

SUPPLEMENT Q

KRAFT FOODS GROUP, INC. THRIFT PLAN

Nabisco Participants

This Supplement Q to Kraft Foods Group, Inc. Thrift Plan sets forth special provisions that are applicable as of January 1, 2003 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement Q. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(93)	Participating Group: This Supplement Q is applicable with respect to each individual who, on December 31, 2002, (i) is a participant in the Nabisco, Inc. Capital Investment Plan (the “Nabisco CIP”), (ii) has satisfied the eligibility conditions for participation in the Nabisco CIP but has not elected to participate, (iii) is a participant in the Nabisco, Inc. Employee Savings Plan (the “Nabisco ESP”) (other than a participant who is a current or former member of a collective bargaining unit to which participation in the Nabisco ESP is extended), or (iv) has satisfied the eligibility conditions for participation in the Nabisco ESP but has not elected to participate (excluding any such individual who is a current or former member of a collective bargaining unit to which participation in the Nabisco ESP is extended). Each individual described in clause (ii) or (iv) above is referred to as an “Eligible Nabisco Employee.”

(94)	Participation: Each individual who, on December 31, 2002, is a participant in the Nabisco CIP or Nabisco ESP (other than a participant who is a current or former member of a collective bargaining unit) shall become a Participant in the Plan on January 1, 2003, subject to the terms and conditions of the Plan. Subject to the terms and conditions of the Plan, each employee of an Employer who was not eligible to participate in the Plan immediately prior to January 1, 2003 but who was an Eligible Nabisco Employee, shall be eligible to participate in the Plan on January 1, 2003.

(95)	Transfer from the Nabisco ESP: Effective January 1, 2003, assets and liabilities of the Nabisco ESP attributable to current or former non-union hourly employees are merged with and into the Plan. Amounts transferred from the Nabisco ESP are subject to the provisions of the Plan, as modified by this Supplement Q, for periods on and after January 1, 2003.

(96)	Transfer from the Nabisco CIP: Effective January 1, 2003, all assets and liabilities under the Nabisco CIP are merged with and into the Plan. Amounts transferred from the Nabisco CIP are subject to the provisions of the Plan, as modified by this Supplement Q, for periods on and January 1, 2003.

(97)	Credit for Vesting Service: The service credited for vesting purposes under the Plan with respect to a Participant for periods prior to January 1, 2003, shall not be less than the service, if any, credited for vesting purposes under the Nabisco ESP or Nabisco CIP, as applicable, with respect to such Participant for that period.

Q-1

(98)	Vesting in Transferred Amounts: The portion of the account balances of a Participant which are attributable to amounts transferred from the Nabisco ESP or Nabisco CIP are fully vested and nonforfeitable.

(99)	Special Withdrawal Provisions: A Participant shall be eligible to withdraw amounts attributable to account balances transferred from the Nabisco ESP or Nabisco CIP (including any earnings on such transferred account balances) at the times and in the forms provided under the terms of the plan from which such account balances were transferred as in effect on December 31, 2002.

(100)	Loans: Any loan transferred from the Nabisco ESP or Nabisco CIP may be prepaid to the extent provided by the terms of such loan and the Nabisco ESP or Nabisco CIP, as applicable, and in the event that the Participant terminates employment while such loan is still outstanding, such loan shall not automatically accelerate but may continue to be repaid in accordance with its terms and the provisions of the plan from which such loan was made.

Q-2

SUPPLEMENT R

KRAFT FOODS GROUP, INC. THRIFT PLAN

Minimum Distribution Requirements After 2001

(101)	General Rules.

(a)	Effective Date. The provisions of this Supplement R will apply for purposes of determining required minimum distributions for Distribution Calendar Years beginning with the 2002 calendar year.

(b)	Precedence. The requirements of this Supplement R will take precedence over any inconsistent provisions of the Plan.

(c)	Requirements of Treasury Regulations Incorporated. All distributions required under this Supplement R will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

(102)	Time and Manner of Distribution.

(a)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)

If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained the age of 70 1/2, if later.

(ii)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then except as provided in paragraph 5 below distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this paragraph (2)(b), other than paragraph 2(b)(i), will apply as if the surviving spouse were the Participant.

For purposes of this paragraph 2(b) and paragraph (4), unless subparagraph (2)(b)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subparagraph (2)(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph (2)(b)(i).

(c)	Forms of Distribution. Unless the Participant’s interest is distributed in a single lump sum on or before the Required Beginning Date, as of the first distribution calendar year, distributions will be made in accordance with paragraphs (3) and (4) of this Supplement R.

(103)	Required Minimum Distributions During Participant’s Lifetime.

(a)	Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)	the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this paragraph (3) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(104)	Required Minimum Distributions After Participant’s Death.

(a)	Death On or After Distributions Begin.

(i)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

A	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

B	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

C	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)	Death Before Date Distributions Begin.

(i)	Participant Survived by Designated Beneficiary. Except as provided in paragraph 5 below, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in paragraph (4)(a).

(ii)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subparagraph (2)(b)(i), this paragraph (4)(b) will apply as if the surviving spouse were the Participant.

(105)	Application of 5-Year Rule to Distributions to Non-Spouse Beneficiaries. If the Participant dies before distributions begin and there is a designated beneficiary who is not the Participant’s surviving spouse, distribution to the designated beneficiary is not required to begin by the date specified in paragraph (2)(b)(ii) of this Supplement R, but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. The provisions of this paragraph (5) shall not apply to distributions in the form described in subsection 12.1(b) (relating to installments) with respect to which the Annuity Starting Date has occurred prior to the Participant’s death.

(106)	Definitions.

(a)	“Designated Beneficiary” means the individual who is designated as the beneficiary under section 12.5 of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b)	“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subparagraph (2)(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(c)	“Life Expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)

“Participant’s Account Balance” means the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)	“Required Beginning Date” shall have the meaning set forth in subsection 12.4(c) of the Plan.

SUPPLEMENT S

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule for Former Participants in the

Veryfine Products, Inc. Retirement Savings Plan

Pursuant to subsection 1.12, this Supplement S is made a part of the Plan as of the effective date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement S. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(107)	Participant Group: This Supplement S modifies and supplements the provisions of the Plan in connection with the participation in the Plan of employees of the Employer employed in its Veryfine Products business (“Veryfine Products Employees”), and in connection with the merger into the Plan of the Veryfine Products, Inc. Retirement Savings Plan (the “Veryfine Plan”). For purposes of this Supplement S, the term “Former Veryfine Plan Participant” means a Participant in the Plan who, immediately prior to the merger of the Veryfine Plan into this Plan, was a participant in the Veryfine Plan and had an account balance under the Veryfine Plan transferred to this Plan.

(108)	Effective Date: The Effective Date of this Supplement S is July 1, 2004.

(109)	Eligibility: Each Veryfine Products Employee shall be eligible to participate in the Plan on the later of July 1, 2004 or the date such employee would otherwise become eligible to participate in the Plan in accordance with the provisions of Section 2 of the Plan. Each Former Veryfine Plan Participant shall become a Participant in the Plan effective upon the merger of the Veryfine Plan into the Plan if he has not become a Participant before that date.

(110)	Merger of Plans: Effective as of December 31, 2004 (the “Merger Date”), the Veryfine Plan shall be merged with and into the Plan, and the assets and liabilities of the Veryfine Plan shall become assets and liabilities of the Plan in accordance with section 414(1) of the Code. Effective for periods after December 31, 2004, the provisions of the Plan shall govern the amounts transferred from the Veryfine Plan, with the modifications set forth below.

(111)	Vesting in Transferred Amounts: A Former Veryfine Plan Participant’s interest in his sub-account balance attributable to amounts transferred from the Veryfine Plan shall be fully vested and nonforfeitable at all times.

(112)	Initial Investment: Amounts transferred from the Veryfine Plan initially shall be invested among the Investment Funds in accordance with procedures approved by the Administrative Committee. Thereafter, Former Veryfine Plan Participants may elect (but not retroactively) to transfer amounts attributable to the Veryfine Plan among the Investment Funds in accordance with Section 6 of the Plan; provided, however, that the Administrative Committee may impose such temporary restrictions on transfer as it deems appropriate to accomplish the merger of the Plans and the reconciliation of transferred account balances.

(113)	Loans: Any loans outstanding under the Veryfine Plan on the Merger Date shall be transferred to the Plan, shall continue in effect and shall continue to be governed by the terms and conditions of the applicable loan documents and the Veryfine Plan Loan Program until repaid, subject to such de minimis adjustments in the timing or amount of repayments as may be necessary to coordinate payroll schedules or other administrative practices and to ensure that the loan is repaid within its original term. Any loans made from the Plan to a Former Veryfine Plan Participant after the Merger Date shall be made in accordance with Section 11 of the Plan.

(114)	Special Withdrawal Provisions: The provisions of this paragraph 8 shall apply solely with respect to the portion of a Former Veryfine Participant’s Account attributable to amounts transferred to the Plan from the Veryfine Plan. Notwithstanding the provisions of subsection 11.2 of the Plan to the contrary, a Former Veryfine Participant whose Termination Date has not occurred may elect to withdraw all or part of his interest in his After-Tax Account and his Rollover Account at any time, whether or not such Participant has incurred a Hardship.

(115)	Special Distribution Provisions: The following provisions shall apply (i) after a Former Veryfine Plan Participant incurs a Termination Date and (ii) solely with respect to the portion of his Plan benefit which is attributable to amounts transferred to this Plan from the Veryfine Plan:

(a)

Such Participant may elect to receive distribution through the purchase from an insurance company of a single premium nontransferable annuity contract that provides for any form of annuity provided under an insurance contract; provided, however, that (i) distribution in the form of an annuity contract shall be permitted only with respect to distributions having an Annuity Starting Date before March 1, 2005 or, if later, the 90th day after the date that Former Veryfine Plan Participants are furnished a notice of the elimination of this form of distribution (including for purposes of such 90-day period, any period prior to the Merger Date and after such notice is issued under the Veryfine Plan), but in no event later than January 1, 2006, and (ii) once an eligible Participant elects distribution in the form of an annuity contract, that portion of the Participant’s account thereafter shall be subject to the provisions of subsection 12.3 of the Plan (relating to the automatic Joint and Survivor Annuity) as in effect on the applicable Annuity Starting Date.

(b)	If such Participant has not reached his Required Beginning Date, he may elect, at any time prior to his Required Beginning Date, to receive a partial distribution in the form of a lump sum.

(116)

Beneficiary Designation: Any beneficiary designation filed and in effect under the Veryfine Plan immediately before the Merger Date shall be given effect under the Plan with respect to the Participant’s entire account balance unless and until it is revoked by the Participant by filing a new beneficiary designation under the Plan in accordance with subsection 12.5 or by filing a written revocation of the prior beneficiary designation with the Administrative Committee. Any new beneficiary designation or revocation of an existing beneficiary designation shall be effective with respect to the Participant’s entire account balance, including any portion attributable to amounts transferred from the Veryfine Plan.

(117)	Allocation of Amounts Released from Escrow: Pursuant to the terms of an escrow agreement entered into in connection with the sale of the stock of Veryfine Products, Inc. to Kraft Foods Global, Inc., effective March 29, 2004, certain escrowed funds may be paid to the Trustee, as successor-in-interest to the Trustee of the Veryfine Plan, over a seven-year period ending in 2011. Any such amount received by the Trustee represents proceeds from the sale of the Veryfine stock held in the employer stock investment fund under the Veryfine Plan as of March 29, 2004, and, accordingly, such amounts:

(a)	shall be allocated among and credited to the accounts of Former Veryfine Plan Participants (and any former participants in the Veryfine Plan who were invested in the employer stock fund as of March 29, 2004 but who are not Former Veryfine Plan Participants) in proportion to their respective interests in the employer stock investment fund maintained under the Veryfine Plan as of March 29, 2004;

(b)	shall not be considered contributions for purposes of the contribution provisions of Section 4 or Section 5 or the limitations of Section 9; and

(c)	shall initially be invested in the stable value or similar fund maintained under the Plan at the time such amounts are received by the Trustee, and thereafter shall be subject to Participant investment direction in accordance with Section 6 until distributed or withdrawn in accordance with Section 10 or Section 12, as applicable.

(118)	Solely to the extent necessary to carry out the provisions of this paragraph (12), an account shall be established and maintained under the Plan in the name of any former participant in the Veryfine Plan who had an account balance in the employer stock investment fund under the Veryfine Plan as of March 29, 2004, whether or not such individual is a Former Veryfine Plan Participant.

SUPPLEMENT T

KRAFT FOODS GROUP, INC. THRIFT PLAN

Special Benefit Schedule for Former Participants in the

Cadbury Adams Holdings LLC Employees’ Savings Incentive Plan

Pursuant to subsection 1.12, this Supplement T is made a part of the Plan as of the Effective Date set forth below and supersedes any provisions of the Plan which are not consistent with this Supplement T. References herein to the “Plan” shall mean the Kraft Plan for periods prior to the Spin Date and the Plan for periods on and after the Spin Date.

(1)	Participating Group: The Supplement T modifies and supplements the provisions of the Plan in connection with the participation in the Plan of legacy Cadbury employees of the Company (each a “Cadbury Employee”) and in connection with the merger into the Plan of the Cadbury Adams Holdings LLC Employees’ Savings Incentive Plan (the “Cadbury Plan”). For purposes of this Supplement T, the term “Cadbury Participant” means a Participant in the Plan who immediately prior to the Effective Date was a participant in the Cadbury Plan and had an account balance under the Cadbury Plan transferred to this Plan.

(2)	Effective Date: January 1, 2012.

(3)	Eligibility: A Cadbury Participant shall become a Participant in the Plan on the Effective Date and may elect to participate (or be deemed to elect to participate) for the period on and after the Effective Date in accordance with the provisions of subsection 2.6 of the Plan. Any other Cadbury Employee shall become eligible to participate in the Plan on the later of the Effective Date or the date such employee would otherwise become eligible to participate in accordance with the provisions of Section 2 of the Plan.

(4)	Merger of Plans: The Cadbury Plan shall be merged with and into the Plan effective at the close of business on December 31, 2011, and the assets and liabilities of the Cadbury Plan shall become assets and liabilities of the Plan effective with the merger, in accordance with Section 414(l) of the Code. Effective with the date of the merger, the provisions of the Plan shall apply to the transferred account balances from the Cadbury Plan, with the modifications set forth below.

(5)	New Thrift Participants: A Cadbury Participant (or a Cadbury Employee who becomes a Participant on or after January 1, 2012) is a New Thrift Participant if he:

(a)	was hired after December 31, 2006; or

(b)	was hired before January 1, 2007, but the one year anniversary of his employment date (or, if later, the date on which he was an eligible employee under the Cadbury Plan and his periods of service total one year) occurs on or after January 1, 2007.

(6)	Initial Investment: Amounts transferred from the Cadbury Plan initially shall be invested among the Investment Funds in accordance with procedures approved by the Administrative Committee. Thereafter, Cadbury Participants may elect (but not retroactively) to transfer amounts attributable to the Cadbury Plan among the Investment Funds in accordance with Section 6 of the Plan; provided, however, that the Administrative Committee may impose such temporary restrictions on transfer as it deems appropriate to accomplish the merger of the Cadbury Plan and the Plan and the reconciliation of transferred account balances.

(7)	Vesting in Transferred Amounts: A Cadbury Participant’s interest in his sub-account attributable to his transferred account balance from the Cadbury Plan shall be determined as follows:

(a)	except as otherwise provided in subparagraph (b) below, such interest shall be fully vested and nonforfeitable at all times; and

(b)	such interest, if any, attributable to “Enhanced Defined Contributions,” as defined in the Cadbury Plan, shall be fully vested and nonforfeitable upon completion of three Years of Service, taking into account vesting service credited under the Cadbury Plan prior to the Effective Date.

(8)	Loans: Any loans outstanding under the Cadbury Plan on the Effective Date shall be transferred to the Plan, shall remain in effect and shall continue to be governed by the terms and conditions of the applicable loan documents and the Cadbury Plan loan program until repaid, subject to such de minimis adjustments in the timing or amount of repayments as may be necessary to coordinate payroll schedules or other administrative practices and to ensure that the loan is repaid within its original term. Any loans made from the Plan to a Cadbury Participant after the Effective Date shall be made in accordance with Section 11 of the Plan.

(9)	Special Withdrawal Provision: The provisions of this paragraph 9 shall apply only with respect to that portion of a Cadbury Participant’s Account attributable to amounts transferred to the Plan from the Cadbury Plan. Notwithstanding the provisions of subsection 11.2, a Cadbury Participant whose Termination Date has not yet occurred may elect to withdraw all or part of his interest in his Accounts attributable to the following amounts transferred from the Cadbury Plan at any time, whether or not such Participant has incurred a Hardship:

(a)	his after-tax contributions, plus earnings with respect thereto;

(b)	his rollover contributions, plus earnings with respect thereto; and

(c)	his frozen matching contributions to the Cadbury Plan or any other amounts for which in-service withdrawals protected under Code Section 411(d)(6) were permitted under the Cadbury Plan, plus earnings with respect thereto.

A Cadbury Participant may request no more than one withdrawal per Plan Year under this paragraph 9.

(10)	Beneficiary Designation: Any beneficiary designation filed and in effect under the Cadbury Plan immediately before the Effective Date shall be given effect under the Plan with respect to the Participant’s entire account balance unless and until it is revoked by the Participant by filing a new beneficiary designation under the Plan in accordance with subsection 12.5 or by filing a written revocation of the prior beneficiary designation with the Administrative Committee. Any new beneficiary designation or revocation of an existing beneficiary designation shall be effective with respect to the Participant’s entire account balance, including any portion attributable to amounts transferred from the Cadbury Plan.